SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Security Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to 240.14a-12

                 RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.

(Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Units of limited partnership interest
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                 RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.
                       1175 West Moana Lane, Suite 200
                             Reno, Nevada  89509
                                (775) 825-3355


                  SOLICITATION OF CONSENT OF LIMITED PARTNERS


Dear Limited Partner:

     It is our pleasure to provide you with the enclosed Consent Solicitation Statement. The Statement contains information relating to the adoption by Resources Accrued Mortgage Investors 2, L.P. of a Second Amended and Restated Limited Partnership Agreement that requires the consent of the holders of a majority of the outstanding units of limited partnership interest in your partnership. YOUR VOTE IS IMPORTANT.

     As you are aware, Resources Accrued Mortgage Investors 2, L.P. was formed to make and acquire mortgage loans using the proceeds of its initial public offering conducted in 1988 and, in March 2003, acquired the deed to the property underlying its last remaining mortgage loan. If the Second Amended and Restated Limited Partnership Agreement is approved, the partnership, to be renamed "Biggest Little Investments L.P.," will be able to leverage its property in an effort to increase the value of its current property, purchase additional real estate for investment and/or development and make or acquire additional mortgage loans or short-term loans, as well as reinvest operating income.

     In making your decision, you should carefully review and consider the information set forth in the Consent Solicitation Statement. You should also be aware that each of the affiliates of Maxum LLC, the general partner of your partnership, has indicated that it will vote "YES" on the adoption of the Second Amended and Restated Limited Partnership Agreement. These affiliates own 48.2% of the outstanding units of limited partnership of Resources Accrued Mortgage Investors 2, LP.

     As your general partner, we recommend that you vote "YES" on this matter.

     Your vote on this matter is very important. Abstentions or failure to return the enclosed consent form will have the same effect as voting against adoption of the Amended and Restated Limited Partnership Agreement. Therefore, you are requested to complete, sign and return the consent form in the enclosed postage-paid envelope at your earliest convenience and, in any event, by the expiration date of the consent period which is 12:00 midnight, New York City time, on October 8, 2003, or such later date and time as we may set.

     If you have any questions about the Second Amended and Restated Limited Partnership Agreement or the consent solicitation statement, please call our information and solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885.

                                    Maxum LLC, General Partner

September 5, 2003
                   RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.
                             1175 West Moana Lane
                                   Suite 200
                               Reno, Nevada  89509

                          CONSENT SOLICITATION STATEMENT

     This Consent Solicitation Statement is being furnished to the limited partners (the "Limited Partners") of Resources Accrued Mortgage Investors 2, L.P., a Delaware limited partnership (the "Partnership"). The general partner of the Partnership, Maxum LLC, a Nevada limited liability company (the "General Partner"), is soliciting your consent to the adoption of a Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Amended LP Agreement"), as described in this Consent Solicitation Statement. No meeting will be held in connection with this solicitation of votes from the Limited Partners.

     Only Limited Partners of record at the close of business on August 29, 2003 (the "Record Date") are entitled to notice of and to vote on adoption of the Amended LP Agreement. On the Record Date, there were 187,919 units of limited partnership interest in the Partnership ("Units") issued and outstanding, held of record by 2,021 Limited Partners. Approval of the Amended LP Agreement requires the affirmative vote of Limited Partners holding a majority of the outstanding Units. Please note that affiliates of the General Partner, holding a total of 90,577 Units, representing approximately 48.2% of the total number of outstanding Units, have indicated that they will vote "YES" for adoption of the Amended LP Agreement.

     To be counted, a properly completed Consent Form must be received by MacKenzie Partners, Inc., the Partnership's information and solicitation agent in connection with this Consent Solicitation (the "Information and Solicitation Agent") or American Stock Transfer & Trust Co., the Partnership's transfer agent, at or before 12:00 midnight, New York City time, on October 8, 2003, unless the General Partner extends the period for giving consents (the "Expiration Date"). You may revoke your consent at any time before the Expiration Date.

     Your vote is important. Failure to return the enclosed Consent Form will have the same effect as a vote against adoption of the Amended LP Agreement. You are encouraged, therefore, to review carefully this Consent Solicitation Statement and to complete, date, sign and mail your Consent Form in the enclosed postage-paid envelope.

     Limited Partners who vote against adoption of the Amended LP Agreement will not have any rights of appraisal or similar rights.

     This Consent Solicitation Statement and the related consent form is being mailed to Limited Partners on or about September 5, 2003.

             QUESTIONS AND ANSWERS ABOUT THE REQUESTED CONSENT

     The following highlights selected information contained elsewhere in this Consent Solicitation Statement and may not contain all of the information that may be important to you. To understand the proposed Amended LP Agreement fully and for a more complete description of the consent being requested, you should read this entire document carefully (including exhibits).

WHY IS THE GENERAL PARTNER SOLICITING CONSENTS?

     The General Partner is seeking your consent to the adoption of a Second Amended and Restated Agreement of Limited Partnership of the Partnership.

WHAT ARE THE BENEFITS TO THE PARTNERSHIP AND TO ME IF THE AMENDED LP AGREEMENT IS ADOPTED?

     If the Amended LP Agreement is adopted, the name of the Partnership will be changed to "Biggest Little Investments L.P." and the Partnership will be permitted to reinvest operating income and proceeds from the sale or refinancing of its properties or the disposition of its mortgage loans, as well as leverage its property, to purchase additional real estate for investment and/or development or to make or acquire additional mortgage loans or short-term loans. Should the Partnership be able to borrow funds secured by the Sierra Marketplace Shopping Center (the "Sierra Marketplace"), the Partnership will utilize the funds to attract new tenants, undertake physical improvements, continue its efforts to have the City of Reno insert a traffic light to allow greater access to the Sierra Marketplace and, possibly, acquire additional properties

     The General Partner believes that the ability to reinvest proceeds and leverage assets of the Partnership will enable it to maximize the value of the Partnership's current property, the Sierra Marketplace. In addition, the General Partner hopes that the ability to sell and lease the Partnership's properties to affiliates of the General Partner will create leasing opportunities for Sierra Marketplace. An affiliate of the General Partner owns the property adjacent to Sierra Marketplace and the General Partner anticipates that this affiliate may lease space within Sierra Marketplace and/or work together with the General Partner to market space to businesses that are complementary to the property adjacent to Sierra Marketplace.

     The Amended LP Agreement also provides the Partnership with the ability to repurchase Units offered to it by the Limited Partners, which is not permitted under the Current LP Agreement. Accordingly, if the Amended LP Agreement is adopted, the Limited Partners may have the opportunity to liquidate their investments in the Partnership at any time, subject to certain conditions.

WHAT IS THE FUTURE FOR THE PARTNERSHIP IF THE AMENDED LP AGREEMENT IS NOT
ADOPTED?

     If adoption of the Amended LP Agreement is not approved by Limited Partners holding a majority of the outstanding Units, the Partnership will continue to own the Sierra Marketplace, its sole property, and to be forced to continue to operate under the strict constraints of its existing limited partnership agreement, an agreement drafted to deal with the funding of mortgage loans and not the ownership and operation of real estate.

                                     -4-
WHO IS ENTITLED TO VOTE ON THE PROPOSED AMENDED LP AGREEMENT?

     You are entitled to vote on the adoption of the proposed Amended LP Agreement if you owned Units on August 29, 2003 and have been admitted as a Limited Partner. See "Voting Rights and Information - Record Date," page 17.

HOW DO I CONSENT TO ADOPTION OF THE PROPOSED AMENDED LP AGREEMENT?

     If you wish to consent to adoption of the Amended LP Agreement, you should complete, sign, date and return the Consent Form to the Information and Solicitation Agent in the enclosed envelope with pre-paid postage. YOUR VOTE ON THIS MATTER IS VERY IMPORTANT. Your failure to return the enclosed Consent Form will have the same effect as a vote against adoption of the Amended LP Agreement. See "Voting Rights and Information - Consents," page 16.

HOW LONG DO I HAVE TO CONSENT?

     You may submit your signed Consent Form now. In order for your Consent Form to be accepted, it must be received by the Information and Solicitation Agent no later than 12:00 midnight, New York City time, on the Expiration Date, October 8, 2003, unless the General Partner extends the period for giving consents, in which case the new Expiration Date will be the last date on which your Consent Form will be accepted. See "Voting Rights and Information - Solicitation Period," page 17.

HOW WILL I BE NOTIFIED IF THE CONSENT PERIOD IS EXTENDED?

     If the consent period is extended, the General Partner will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the consent period was scheduled to expire and may furnish you with a supplement to this Consent Solicitation Statement. See "Voting Rights And Information - Solicitation Period," page 16.

HOW DO I WITHDRAW OR CHANGE MY CONSENT?

     You may withdraw or change your executed and returned Consent Form at any time prior to the Expiration Date by delivering to the Information and Solicitation Agent a signed and subsequently dated Consent Form or a written notice stating that your consent is revoked. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable. See "Voting Rights and Information - Consents," page 17.

WHAT HAPPENS IF I VOTE AGAINST ADOPTION OF THE AMENDED LP AGREEMENT, BUT THE AMENDED LP AGREEMENT NEVERTHELESS RECEIVES THE REQUIRED LIMITED PARTNER APPROVAL?

     Whether or not you vote against adoption of the Amended LP Agreement, if the Amended LP Agreement receives the approval of Limited Partners holding a majority of the outstanding Units, the Amended LP Agreement will be adopted and the Partnership will change its name to Biggest Little Investments L.P.

TO WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT THE CONSENT SOLICITATION?

     The Partnership has retained MacKenzie Partners, Inc. as the Information and Solicitation Agent to answer your questions about the proposed Amended LP

                                     -5-
Agreement and regarding completion of the Consent Form, to provide you with additional copies of this Consent Solicitation Statement, the Consent Form and other related materials and to solicit consents to adoption of the proposed Amended LP Agreement. The telephone number of MacKenzie Partners is (800) 322-2885.

                   FORWARD-LOOKING AND OTHER STATEMENTS

     This Consent Solicitation Statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements include information relating to the Partnership's and General Partner's intent, belief or current expectations. Forward-looking statements in this Consent Solicitation Statement are identified by words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases (or the negative thereof). Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, those discussed elsewhere in this Consent Solicitation Statement.

                                  BACKGROUND


     The General Partner believes that the Partnership is constrained by the strict provisions of the Current LP Agreement, which limits the Partnership to the business of issuing or acquiring mortgage loans and prohibits the Partnership from reinvesting the proceeds from the sale or refinancing of its assets. Accordingly, the General Partner desires to adopt the Amended LP Agreement, which would permit the Partnership to acquire and develop real estate and make short-term loans, as well as invest in additional mortgage loans. In addition, the General Partner desires to change the name of the Partnership to "Biggest Little Investments L.P." to reflect the presence of its current asset, Sierra Marketplace Shopping Center, in Reno, Nevada, known as the "Biggest Little City."

     The General Partner's manager and members have extensive knowledge of the Reno, Nevada area and the real estate situated there. Such individuals have been affiliated with entities involved in real estate investment and development in Reno and other areas since 1972, including Western. The General Partner believes that its knowledge of the Reno, Nevada real estate market may help maximize the value of the Partnership's sole remaining property, Sierra Marketplace, which the Partnership acquired in February 2003 in lieu of foreclosing on its mortgage loan issued to the former owner thereof. In addition, the General Partner hopes that the ability to sell and lease the Partnership's properties to affiliates of the General Partner will create leasing opportunities for Sierra Marketplace. An affiliate of the General Partner owns the property adjacent to Sierra Marketplace and the General Partner anticipates that this affiliate may lease space within Sierra Marketplace and/or work together with the General Partner to market space to businesses that are complementary to the property adjacent to Sierra Marketplace.

     The Amended LP Agreement also provides the Partnership with the ability to repurchase Units offered to it by the Limited Partners, which is not permitted under the Current LP Agreement. Accordingly, if the Amended LP

                                     -6-
Agreement is adopted, the Limited Partners may have the opportunity to liquidate their investments in the Partnership at any time, subject to certain conditions.

     From the late 1990s through 2001, certain affiliates of the General Partner expressed interest in acquiring either the assets of, or the general partnership interests in, the Partnership. During 2001, an affiliate of the General Partner, Western Real Estate Investments, LLC ("Western"), purchased 749 Units at prices per Unit ranging from $82.75 to $130.00, through intermediaries (e.g. through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of Units). In February 2001, Western commenced a tender offer to acquire Units in an effort to increase its investment in the Partnership, which resulted in its acquisition of 6,841 Units at an aggregate purchase price of $848,106, constituting approximately 3.55% of the outstanding Units.

     On October 10, 2001, the former managing general partner of the Partnership and its affiliates entered into the General and Limited Partner Interest Assignment Agreement with the General Partner and Western (the "Purchase Agreement"), pursuant to which, as of January 1, 2002, the General Partner acquired the managing and associate general partnership interests in the Partnership for a total purchase price of $1,000,000 and Western acquired 57,695 Units, constituting approximately 30% of the outstanding Units, from affiliates of the former general partners of the Partnership for an aggregate purchase price of $3,395,181.46 and an assignment of the settlement rights of the General Partner's affiliated entities with respect to the litigation then pending against the then selling entities. Consummation of the transaction was conditioned upon the approval by the holders of a majority of the outstanding Units of the amendment to the Partnership's Amended and Restated Limited Partnership Agreement (the "Current LP Agreement") reflecting the transfer by former general partners of their respective interests in the Partnership to the General Partner. The Partnership obtained the necessary consents pursuant to a consent solicitation statement filed with the Securities and Exchange Commission on November 1, 2001. The Purchase Agreement also required the former general partners to cause the Partnership to distribute all cash reserves other than $500,000 immediately prior to the change in general partners, resulting in a distribution equal to $25.12 per unit on December 31, 2001.

     On August 14, 2002, Virginia Springs Limited Liability Company, also an affiliate of the General Partner ("Virginia Springs"), acquired 9,703 Units at a purchase price of $95 per unit, pursuant to a tender offer commenced on March 29, 2002.

     In late September 2002, the Partnership made a distribution to the Limited Partners of $33.79 per Unit which represented 90% of the settlement proceeds with respect to the litigation brought against the former general partners of the Partnership and two of their affiliates. On December 11, 2002, the Partnership made a distribution to the limited partners of $3.72 per Unit which represented the remaining portion of the settlement proceeds.

     On February 18, 2003, Virginia Springs commenced another tender offer, pursuant to which it acquired 12,344 Units for an aggregate purchase price of $839,392.

     In addition, Ben Farahi, the managing member of the General Partner and a member of Western and Virginia Springs, owns 44 Units acquired in his individual capacity.

                                     -7-
     As result of the transactions described above, affiliates of the General Partner own an aggregate of 90,582 Units, constituting 48.2% of the outstanding Units. Accordingly, affiliates of the General Partner are able to significantly influence any decision submitted to the vote of Limited Partners of the Partnership, including decisions on amendment of the Current LP Agreement, the removal of General Partner, the sale of substantially all of the Partnership's assets and the liquidation of the Partnership.

       DESCRIPTION OF THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
                                 PARTNERSHIP

     The following summary is qualified in its entirety by reference to the full text of the proposed Amended LP Agreement, which is attached as Exhibit A to this Consent Solicitation Statement, as well as to the text of the Current LP Agreement.

     Unit Issuances and Repurchases

     The Amended LP Agreement does not provide for the issuance of additional Units, but does permit the Partnership to repurchase Units of the Partnership at a price based on market considerations upon the request of a Limited Partner, subject to certain conditions. The Current LP Agreement prohibits Partnership repurchases of Units.

     Purposes of the Partnership

     Mortgage Loans. The Amended LP Agreement provides for the Partnership to invest in, hold, sell, dispose of and otherwise act with respect to additional first and junior mortgage loans on fee or leasehold interests in real property or other beneficial interests essentially equivalent to a mortgage on real property, as well as loans secured by interests in partnerships, real estate investment trusts, joint ventures or other entities. The Current LP Agreement provides for this business purpose; however, under the Current LP Agreement, the Partnership is limited to the use of the proceeds from its initial public offering which occurred in 1988. Therefore, the Partnership would not be permitted to issue or acquire any new mortgage loans.

     Investments in Real Estate. Pursuant to the Amended LP Agreement, the Partnership may also purchase, exchange, acquire, lease, own, mortgage, encumber, improve or cause to be improved, use lend, borrow, operate, service, maintain, develop, convey and otherwise dispose of and sell, handle, subdivide, plat, trade and deal in any property, commercial or multi-family, real, person or mixed, chooses in action, or any interest therein, including any non-income producing property, subject to certain limitations. The Current LP Agreement does not permit the Partnership to engage in this business.

     Short-Term Loans. The Amended LP Agreement provides that the Partnership may lend funds on an unsecured basis for periods not to exceed one year at interest rates based on market conditions. The Current LP Agreement does not permit the Partnership to engage in this business.

     Financing; Reinvestment of Cash Flow. Pursuant to the Amended LP Agreement, the Partnership may obtain financing using a maximum of 80% of the appraised value of its assets as collateral. Furthermore, the Partnership may reinvest "operating cash flow," "disposition proceeds" and "net sale or

                                     -8-
refinancing proceeds," each as hereinafter defined, in the sole discretion of the General Partner, in additional mortgage loans and properties. The Current LP Agreement specifically prohibits the Partnership from leveraging its assets and from reinvesting operating cash flow and disposition proceeds. For purposes of the Amended LP Agreement, "operating cash flow" means the gross cash revenues received by the Partnership excluding partner capital contributions, the proceeds of any loans made to the Partnership, proceeds from the disposition of mortgage loans and the sale or refinancing of other assets of the Partnership, less expenses incurred in operating the Partnership's business and cash reserves; "disposition proceeds" means receipts from payments of principal on mortgage loans, the Partnership's share of any appreciation in value of a property securing a mortgage loan, prepayments or prepayment penalties on a mortgage loan or proceeds from any disposition of a mortgage loan, less any expenses incurred in connection with the receipt of such amounts, payment of any debt in connection with such mortgage loan and any necessary reserves; and "net sale or refinancing proceeds" means consideration received in exchange for a Partnership asset, reimbursement for loss of a Partnership asset, any refinancing of indebtedness secured by a Partnership asset and working capital reserves, less related expenses and unpaid debt and any reserves necessary to satisfy outstanding indebtedness of the Partnership.

     Provisions Not Amended by the Amended LP Agreement

     Pursuant to the Amended LP Agreement, the Partnership will continue until December 31, 2016, as in the Current LP Agreement. Also, the Amended LP Agreement maintains the provisions of the Current LP Agreement with respect to capital contributions, the limited liability of limited partners, allocations and distributions, assignment of Units, substituted limited partners, the rights and powers of Limited Partners, removal of the General Partner, termination and dissolution of the Partnership and the power of attorney granted to the General Partner by the Limited Partners, except for the addition of applicable provisions related to the additional businesses in which the Partnership would be entitled to engage and the removal of provisions relating to the use of initial offering proceeds.

     Books and Records

     The section of the Amended LP Agreement entitled "Books, Records, Accountings and Reports" is only amended by replacing the requirement to issue quarterly reports to Limited Partners with a statement that such reports will be timely posted on the Partnership's website.

     Powers of the General Partner

     The Amended LP Agreement provides the General Partner with the same powers and limitations on authority as set forth in the Current LP Agreement, except as required to reflect the ability of the Partnership to engage in additional businesses; leverage its assets; reinvest operating, disposition and sale or refinancing proceeds; and repurchase Units. The Amended LP Agreement also permits the Partnership to engage in certain transactions with the General Partner and its affiliates that are prohibited by the Current LP Agreement; provided, however, the terms of such transactions are competitive with similar transactions entered into on an arms'-length basis.




                                     -9-
     Indemnification of the General Partner

     The Amended LP Agreement provides for the Partnership to indemnify the General Partner and its affiliates performing services on behalf of the Partnership and certain other affiliates of the Partnership for losses arising out of actions determined in good faith to be in the best interests of the Partnership and such conduct did not constitute gross negligence, fraud or willful or wanton misconduct by the indemnified person. The Current LP Agreement prohibits indemnification if the conduct did not constitute negligence or misconduct.

     See "Conflicts of Interest" for a description of the services which may be provided to the Partnership by the General Partner or its affiliates and the fees payable to such parties in consideration for services provided.

                       THE GENERAL PARTNER RECOMMENDATION

     The General Partner submits for your consideration and approval the proposed Second Amended and Restated Agreement of Limited Partnership to facilitate the Partnership's ability to engage in the business of real estate acquisition and development and making short term loans, as well as to issue or acquire additional mortgage loans and to change the name of the Partnership to "Biggest Little Investments L.P." The General Partner believes that adoption of the Amended LP Agreement will provide the Partnership with the opportunity to increase the value of its existing property, the Sierra Marketplace Shopping Center, by enabling the Partnership to use its interest in Sierra Marketplace as collateral to borrow the funds necessary to attract new tenants to Sierra Marketplace with businesses that are complementary to the adjoining property. In addition, the General Partner hopes to use the proceeds from any increase in the value of Sierra Marketplace to buy and develop additional real estate and/or to make additional mortgage loans.

     Under the Partnership's current Amended and Restated Limited Partnership Agreement, adoption of the Amended LP Agreement requires the affirmative consent of Limited Partners holding a majority of the issued and outstanding Units of limited partnership interest. As of the record date for the determination of Limited Partners entitled to notice of and to vote upon adoption of the Amended LP Agreement, affiliates of the General Partner collectively owned approximately 47.99% of the outstanding Units.

     The General Partner encourages you to review the information contained in this Consent Solicitation Statement and make your own determination. In making your decision, you should carefully review and consider the information set forth in this Consent Solicitation Statement.













                                     -10-

                                 RISK FACTORS

     Limited Partners should consider the following risks in evaluating whether to consent to adoption of the Amended LP Agreement.

     Risks of Real Estate Investment

     The Partnership's investments in real property, if any, will be subject to the risks generally incident to the development, financing, ownership and operation of real property. National and local economic conditions (including interest rates, an oversupply of space or a reduction in demand for real estate) may affect the investment climate for real estate investment. Other risks include unanticipated renovations (with resulting increases in operating expenses) required by governmental rules or acts of God (which may also result in uninsured losses).

     In addition, the Partnership's financial stability will depend on the ability of its existing and future, if any, lessees to pay rent. The inability of the lessees to operate their businesses on a profitable basis could prevent them from being able to make lease payments to the Partnership. In addition, if the Partnership is unable to renew or relet promptly the leases for a significant amount of its space, or if the rental rates upon such renewal or reletting are significantly lower than the original rates, the Partnership's cash position would also be adversely affected.

     Risk in Leveraging

     The investments of the Partnership may be leveraged. That is, the acquisition of properties by the Partnership (as well as Sierra Marketplace, the property already owned by the Partnership) will most likely be financed, in substantial part, by borrowings. Although such borrowings permit the acquisition of properties of greater aggregate cost than could be financed solely with Partnership capital, such action also increases the Partnership's exposure to losses.

     The Partnership's use of borrowings presents an additional element of risk in the event that the Partnership's cash flow is insufficient to meet the principal and interest payments on such borrowings. If the Operating Cash Flow is insufficient to service the debt incurred by the Partnership, the Partnership's equity in one or more properties is likely to be reduced or eliminated through foreclosure, which may have adverse tax consequences for Limited Partners.

     In connection with such indebtedness, the Partnership may execute mortgages or deeds of trust securing payment of promissory notes providing for:
(i) substantial final payment of principal ("balloon payments") or (ii) renegotiable or floating interest rates. Financing involving balloon payments involves greater risk than financing where the principal amount is fully amortized over the term of the loan, since the ability of the Partnership to repay at maturity the outstanding principal amount of the balloon may be dependent upon the Partnership's ability to obtain adequate refinancing, which ability will in turn be dependent upon economic conditions in general and the value of the underlying properties in particular. Financing involving renegotiable or floating interest rates includes greater risk than financing where the interest rate is fixed, since such interest rates could rise substantially.


                                     -11-
     Sierra Marketplace

     If the Amended LP Agreement is approved, the Partnership intends to borrow funds secured by Sierra Marketplace, the Partnership's current property, and to use such funds to attract new tenants, undertake physical improvements, continue its efforts toward the design and installation of a traffic light to allow greater access to Sierra Marketplace and invest in additional properties. However, there can be no assurances that the Partnership will be able to borrow the funds on economically favorable terms and, even if such funds are available, that the General Partner will be able to successfully maximize the value of Sierra Marketplace.

     Investments in Mortgages

     Pursuant to the Amended LP Agreement, the Partnership may invest in additional mortgages. If the Partnership were to invest in additional mortgages it would be subject to the risks of such investment, which include the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts owed, and the risk that interest rates payable on the mortgages may be lower than the Partnership's cost of funds. If the Partnership invests in additional mortgages and if any of the above occur, the Partnership's funds from operations could be adversely affected.

     Real Estate Development

     In the event that the Partnership engages in real estate development as permitted under the Amended LP Agreement, it will be subject to a number of additional risks, including the risks that financing for such development may not be available on favorable terms, that construction may not be completed on budget or on schedule (resulting in increased debt service expense and construction costs) and that properties may not be leased on profitable terms. Timely construction may be adversely affected by the failure to obtain discretionary governmental permits, strikes and by shortages in building materials or supplies or fuel for equipment.

     Dependence on General Partner

     The success of the Partnership will depend to a large extent on the quality of management provided by the General Partner since the General Partner will continue to have sole control over virtually all aspects of the Partnership's operations and the Limited Partners will have no right to participate in the management of the Partnership.

     Uninsured Losses; Costs and Availability of Insurance

     It shall be the responsibility of the General Partner to arrange for or acquire comprehensive casualty insurance for each of the properties purchased by the Partnership and liability insurance for the Partnership in amounts which the General Partner determines are sufficient to cover reasonably foreseeable losses or to comply with covenants contained in promissory notes, mortgages or deeds of trust encumbering the properties. However, there are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods, wars and acts of terror) which are uninsurable, and recent increases in the costs of insurance generally have resulted in premium rates which make insurance against certain losses not economically insurable. There can be no assurance that the costs of certain insurance coverage which

                                     -12-
the Partnership would otherwise obtain will not increase further and result in the Partnership being unable to obtain coverage from certain risks at rates which are economic for the Partnership. To the extent that that Partnership is required to and does obtain insurance at increased rates, there can be no assurance that the rental income from the properties will increase sufficiently to result in the Partnership not realizing a decrease in its Operating Cash Flow as a result. If the Partnership suffers a loss for which it is not insured, such loss could result in a loss of all or a portion of the Limited Partners' invested capital or the loss of the property.

     Resale of Properties

     It is the intention of the General Partner to use its best efforts to sell any Partnership properties for cash and either subject to or upon the assumption of then outstanding mortgages. However, the Partnership when reselling properties may find it necessary or desirable to provide financing to purchasers thereof. In the event the Partnership finds it necessary or desirable to provide such financing upon the resale of its properties, the reinvestment in additional properties or a liquidation of the Partnership may be delayed beyond the time of disposition of its properties until any such loans are repaid or otherwise liquidated.

     Risk of Joint Ventures

     Some of the Partnership's investments may be owned by joint venture partnerships between the Partnership and the seller of the property or other parties. If the Partnership enters into a joint venture with affiliates of the General Partner, additional restrictions are set forth. (See "Conflicts of Interest-Joint Ventures.") Investments in joint venture partnerships which own properties may involve risks not otherwise present, including, for example, the risk that the Partnership's co-venturer might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the interests or goals of the Partnership or that such co-venturer may be in a position to take action contrary to the Partnership's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences.

     Potential Environmental Liability

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of clean-up of certain conditions relating to the presence of hazardous or toxic material on, in or emanating from the property, and any related damages to natural resources. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic materials. The presence of such materials, or the failure to address such conditions properly, may adversely affect the ability to sell or rent the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of clean-up of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not such facility is owned or operated by such persons. Certain environmental laws also impose liability for the release of


                                     -13-
asbestos-containing materials ("ACMs") into the air and third parties may seek recovery from owners or operators of properties for personal injury associated with ACMs.

     In connection with the ownership, development, operation or management of real estate, the Partnership would be considered an owner or operator of real estate and, therefore, may potentially be liable for clean-up costs, as well as certain other related costs, including governmental fines and monetary awards associated with injuries to persons, property or natural resources. No assurance can be given that existing environmental assessments with respect to real estate reveal all environmental liabilities, than any prior owner of the real estate did not create any material environmental condition not known to the Partnership or that a material environmental condition does not otherwise exist as to the real estate.

     Changes in Laws

     Costs resulting from changes in real estate taxes or other governmental requirements may, in certain instances, be passed through to tenants of any properties to be developed by the Partnership and, therefore, may not affect the Partnership. However, certain leases the Partnership may enter into may not provide fully for such pass throughs. Increases in income, service or transfer taxes generally are not passed through to tenants and may adversely affect the Partnership's ability to make distributions to the Limited Partners. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other condition may result in significant unanticipated expenditures, which would adversely affect the Partnership's ability to make distributions to the Limited Partners.

     Tax Risks

     In the event that the Amended LP Agreement is adopted, there may be various risks associated with the federal income tax aspects of the Partnership's ability to leverage its assets, invest in and develop real estate, issue short-term loans and reinvest Operating Cash Flow, Disposition Proceeds and Net Sale or Refinancing Proceeds. Accordingly, each Limited Partner is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax statutes and regulations on the adoption of the Amended LP Agreement and his or her individual tax situation.

                             CONFLICTS OF INTEREST

     Pursuant to the Amended LP Agreement, the Partnership will continue until December 31, 2016, as in the Current LP Agreement. Also, the Amended LP Agreement maintains the provisions of the Current LP Agreement with respect to capital contributions, the limited liability of limited partners, allocations and distributions, assignment of Units, substituted limited partners, the rights and powers of Limited Partners, removal of the General Partner, termination and dissolution of the Partnership and the power of attorney granted to the General Partner by the Limited Partners, except for the addition of applicable provisions related to the additional businesses in which the Partnership would be entitled to engage and the removal of provisions relating to the use of initial offering proceeds.




                                     -14-
     Fees Payable to General Partner and Affiliates. The General Partner and certain individuals or entities affiliated with the General Partner are entitled to provide services to the Partnership in return for fees under the Amended LP Agreement as follows:

     Development, Construction or Major Repairs or Rehabilitation of Partnership Assets. The General Partner and its affiliates may develop, construct or provide major repairs or rehabilitation of Partnership assets, or render any services in connection with such activities, only if the development fee paid in connection with such project does not exceed 10% of the direct costs of the project and the construction fee paid in connection with such project does not exceed 10% of the direct costs of the project. In addition, the only fees paid to the General Partner or its affiliates for services rendered during the period surrounding any new mortgage loan or property made or purchased by the Partnership may consist of a development fee, a construction fee and a real estate commission in connection with the acquisition of the land from non-affiliates of the General Partner, which fees must be comparable to and competitive with the fees paid to non-affiliated persons rendering comparable services in the same geographical area.
     Acquisition Fees. The Partnership may pay to the General Partner or its affiliates, as initial consideration for their services in connection with the evaluation, investigation, negotiation, selection and purchase of all real properties, and otherwise rendering acquisition services either directly or indirectly, acquisition fees in an amount equal to 2% of the price of each such Partnership property.
     Refinancing Fees. The Partnership may pay to the General Partner or its affiliates, for services rendered in connection with the refinancing of a Partnership property, a mortgage placement fee equal to the lesser of: (i) 1% of the refinancing proceeds of the property or fees which are competitive for similar services in the geographical area where the property is located.
     Guaranty Fees. In the event that the General Partner or its affiliates guaranty any indebtedness of the Partnership, the Partnership shall pay to the General Partner or such affiliates, as the case may be, a fee in an amount competitive with guaranty fees of a similar nature.
     Property Management Fees. An affiliate of the General Partner may provide property management services to the Partnership, and if so will be entitled to a fee equal to the lesser of (a) fees which are competitive for similar services in the same geographic area or (b)(i) 5% of the gross revenues with respect to residential properties; (ii) 6% of the gross revenues with respect to industrial and commercial properties; or (iii) 1% of the gross revenues with respect to industrial and commercial properties which are leased on a long-term net basis (except for a one time initial leasing fee of 3% of gross revenues). In the event that an affiliate of the General Partner provides leasing services, such affiliate shall be paid a fee which is competitive for similar services in the same geographic area.
     Subordinated Real Estate Commission. The Partnership may pay for real estate brokerage services to all persons involved in the sale of its properties, real estate brokerage fees, that do not in the aggregate exceed the lesser of (i) a percentage of the gross sales price of a property equal to one-half of the fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the Partnership property, or (ii) 3% of the gross sales price of such property.
     Insurance Commissions. Insurance commissions may be payable to insurance agencies affiliated with the General Partner for providing insurance brokerage services in connection with the issuance of insurance covering Partnership assets, subject to certain conditions.

                                     -15-
     Other Fees. In addition, the General Partner and its affiliates will continue to be entitled to receive mortgage placement fees and acquisition fees in connection with mortgage loans made or acquired, and property management fees, real estate commissions and insurance commission with respect to properties underlying, or acquired upon foreclosure of, a mortgage loan issued or acquired by the Partnership, as provided for in the Current LP Agreement.

     Elimination of Fees Payable to the General Partner. Notwithstanding the above, the Amended LP Agreement eliminates fees payable to the General Partner under the Current LP Agreement for evaluating potential mortgage loans to issue or acquire and the subordinated incentive fee payable to the General Partner after a certain return is provided to the Limited Partners. The Amended LP Agreement also eliminates the limitation on the amount of fees payable to the General Partner set forth in the Current LP Agreement.

     Transactions with General Partner and Affiliates. Pursuant to the terms of the Amended LP Agreement, the Partnership may enter into transactions with the General Partner or its affiliates as follows:

     Joint Ventures. The Partnership may enter into joint venture investments with the General Partner or its affiliates subsequent to the acquisition of a property by the General Partner or its affiliates, or may invest in joint venture arrangements with another partnership or entity formed by the General Partner or its affiliates, subject to certain conditions.

     Affiliate Lenders. The Partnership may receive permanent loans (having a term in excess of 36 months) from an affiliated entity.

     Purchases and Leases of Property from Affiliates. The Partnership may purchase or lease property from the General Partner or its affiliates upon fair terms at a price or rental not in excess of appraised value.

     Sales and Leases of Property to Affiliates. The Partnership may lease its assets to the General Partner or its affiliates pursuant to a lease-back arrangement, the terms of which are no less favorable to the Partnership than those offered to and accepted by persons who are not affiliates of the General Partner. The General Partner and its affiliates may purchase assets of the Partnership only at a purchase price equal to the fair market value thereof.

     Purchases by Affiliates of Partnership Fixed Assets. The General Partner or its affiliates may purchase assets of the Partnership in their own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such assets or obtaining financing for the Partnership, or any other purpose related to the business of the Partnership, provided that such assets are purchased by the Partnership for a price no greater than the cost of such assets to the General Partner, and provided there is no difference in interest rates of the loans secured by the assets at the time acquired by the General Partner and the time acquired by the Partnership, nor any other benefit arising out of said transaction to the General Partner apart from other compensation otherwise permitted by the Amended LP Agreement.




                                     -16-
                         VOTING RIGHTS AND INFORMATION

Record Date

     The General Partner has set the close of business on August 29, 2003 as the Record Date for the determination of Limited Partners entitled to notice of and to vote upon adoption of the Amended LP Agreement. Only Limited Partners of record as of the Record Date will be entitled to vote upon adoption of the Amended LP Agreement. On the Record Date, there were 187,919 Units issued and outstanding, held of record by 2,021 Limited Partners. The Partnership has no other class of securities.

Required Vote

     Under the terms of the Current LP Agreement, adoption of the Amended LP Agreement requires the affirmative consent of Limited Partners holding a majority of the issued and outstanding Units. As of the Record Date, affiliates of the general partners owned 90,577 Units in the aggregate or approximately 48.2% of the Units and have indicated that they will vote "YES" for adoption of the Amended LP Agreement. Abstention or failure to return the enclosed Consent Form, as well as shares held of record by a broker or nominee who has not received instructions from his, her or its customer and lacks voting authority, will have the same effect as a vote against adoption of the Amended LP Agreement. Each Limited Partner who has been admitted to the Partnership is entitled to cast one vote for each Unit held of record on adoption of the Amended LP Agreement. Holders of half-Units are entitled to cast half a vote for each half-Unit held of record.

Solicitation Period

     The solicitation period is the time during which Limited Partners may vote for or against adoption of the Amended LP Agreement. The solicitation period will commence upon delivery of this Consent Solicitation Statement and the Consent Form and will continue until October 8, 2003, the Expiration Date. The General Partner may, in its sole discretion, elect to extend the solicitation period but not beyond 45 days from the date that this Consent Solicitation Statement is sent to the Limited Partners. If the solicitation period is extended, the General Partner will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the solicitation period was scheduled to expire.

Consents

     A Consent Form is included with this Consent Solicitation Statement. All Consent Forms that are properly executed and returned to the Partnership's transfer agent, American Stock Transfer & Trust Co., prior to the Expiration Date will be voted in accordance with the instructions contained therein. All properly executed Consent Forms that contain no voting instructions will be deemed to have voted in favor of adoption of the Amended LP Agreement. Consent Forms will be effective only when actually received by the Partnership's information agent. Consent forms may be withdrawn at any time prior to the Expiration Date. In addition, following the submission of a Consent Form, but before the expiration of the solicitation period, Limited Partners may change their vote. For a withdrawal or change of vote to be effective, a Limited Partner must execute and deliver, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked to American Stock Transfer & Trust Co.

                                     -17-
Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid. If you have any questions about: (i) how to complete the Consent Form; (ii) where to send the consent; (iii) how to obtain additional Consent Forms; or (iv) the proposed Amended LP Agreement, please contact MacKenzie Partners, Inc. at (800) 322-2885.

Effective Time of Amendments

     If approved by the Limited Partners, a Certificate of Amendment to the Partnership's Certificate of Limited Partnership reflecting the change of the Partnership's name to Biggest Little Investments L.P. will be filed with the Secretary of State of the State of Delaware and the Amended LP Agreement will become effective as soon as possible.

     The Amended LP Agreement will apply prospectively from and after the date it becomes effective. All Limited Partners will be bound by the Amended LP Agreement, if it is adopted, whether or not they vote in favor of the Amended LP Agreement. Limited Partners do not have a statutory or contractual right to be paid the fair value of their Units in connection with the proposal described in this Consent Solicitation Statement.

Cost of Solicitation

     The Partnership will bear the costs of preparing and mailing this Consent Solicitation Statement, including legal expenses, in addition to the fees and reasonable out-of-pocket expenses of the Information and Solicitation agent.

     To assist in the solicitation of consents, the Partnership has engaged MacKenzie Partners, Inc. to act as Information and Solicitation Agent for a fee of $4,000, plus reasonable out-of-pocket expenses. In addition to solicitations by mail, consents may be solicited in person or telephonically by the Information and Solicitation Agent, and by the manager and other members of the General Partner. The manager and other members will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements also will be made to furnish copies of solicitation materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of Units. Such persons will be paid for reasonable expenses incurred in connection therewith.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth each person that, to the General Partner's knowledge, beneficially owned more than 5% of the total number of Units of limited partnership interest as of August 29, 2003, the Record Date. No Units are owned by the General Partner.











                                     -18-
                                Number of
                                  Units
                               Beneficially      Percent of
Name of Beneficial Owner (1)      Owned             Class
----------------------------   ------------      ----------
Virginia Springs Limited
  Liability Company(2)             22,042            11.73%
Western Real Estate
  Investments, LLC(3)              68,491            36.45%
Ben Farahi (4)                     90,577            48.20%
John Farahi (4)                    90,533            48.18%
Bob Farahi (4)                     90,533            48.18%
Group (5)                          90,577            48.20%

(1) The principal business address of each such individual or entity, all of which are affiliates of the General Partner and, together with the General Partner, members of a "group" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, is 1175 West Moana Lane, Suite 200, Reno, Nevada 89509.

(2) Virginia Springs Limited Liability Company ("Virginia Springs") shares voting and investment power with respect to such Units with its members, Ben Farahi, John Farahi and Bob Farahi.

(3) Western Real Estate Investments, LLC ("Western") shares voting and investment power with respect to such Units with its members, Ben Farahi, John Farahi and Bob Farahi.

(4) Each of Ben Farahi, John Farahi and Bob Farahi shares voting and investment power with respect to 22,042 of such Units with Virginia Springs, and 68,084 of such Units with Western. Ben Farahi is also the sole beneficial owner of an additional 44 Units.

     On October 10, 2001, RAM Funding, Inc., then the managing general partner of the Partnership ("RAM Funding"), Presidio AGP Corp., then the associate general partner of the Partnership ("Presidio AGP"), and all affiliates of RAM Funding and Presidio AGP who or which owned Units (the "Former LPs"), entered into a General and Limited Partner Interest Assignment Agreement (the "Purchase Agreement") with the current General Partner and Western. Pursuant to the Purchase Agreement, the General Partner acquired all of the managing and associate general partnership interests from Ram Funding and Presidio, respectively, for a purchase price of $1,000,000 and Western acquired all of the Units owned by the Former LPs, resulting in a change of control of the Partnership effective January 1, 2002. In consideration for each Unit owned by the Former LPs, Western paid an aggregate purchase price of $3,395,181.46 and an assignment of the settlement rights of the General Partner's affiliated entities with respect to the litigation then pending against the then selling entities. Western obtained the funds necessary to purchase the Former LP Units from a capital contribution made by Farahi Investment Company, the former managing member of
Western.   Consummation of the transaction was conditioned upon the approval by the holders of a majority of the outstanding Units of the amendment to the Current LP Agreement reflecting the transfer by RAM Funding and Presidio AGP of their respective interests in the Partnership to the General Partner, and other customary closing conditions. The Partnership obtained the necessary consents pursuant to a consent solicitation statement filed with the Securities and Exchange Commission on November 1, 2001.

                                     -19-
                                       MAXUM LLC
                                       General Partner



Date: September 5, 2003




















































                                     -20-

EXHIBIT A

          SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                     OF
                      BIGGEST LITTLE INVESTMENTS L.P.

     Second Amended and Restated Limited Partnership Agreement ("Agreement") dated as of _____________, 2003, among Maxum LLC, a Nevada limited liability company, as the General Partner and the Limited Partners (as defined below).
     WHEREAS, on August 14, 1986, in accordance with and pursuant to the laws of the State of Delaware, certain entities formed a limited partnership named Resources Accrued Mortgage Investors 2, L.P. (the "Partnership");
     WHEREAS, as of January 2, 2002, Maxum LLC, a Nevada limited liability company (the "General Partner"), became the sole general partner of the Partnership;
     WHEREAS, as of __________, 2003, the General Partner obtained the consent of the requisite number of Limited Partners to change the name of the Partnership to Biggest Little Investments L.P. and to adopt this Second Amended and Restated Agreement of Limited Partnership of the Partnership.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. NAME, REGISTERED AGENT AND PLACE OF BUSINESS.

     The name of the Partnership is Biggest Little Investments L.P.; its registered office in Delaware is at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and the name of the Partnership's registered agent for service of process at that address is Corporation Service Company. Its principal place of business is 1175 West Moana Lane, Suite 200, Reno, Nevada 89509 or such other place as the General Partner may hereafter determine.

2. DEFINITIONS.

     The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:
     "Acquisition Expenses" shall mean the total of all fees and expenses related to the selection and acquisition of properties, whether or not made or acquired, including but not limited to, credit reports, appraisals, attorneys' fees and expenses, insurance, accountants' fees and expenses, travel and communications expenses, non-refundable option payments on property not acquired and miscellaneous expenses.
     "Acquisition Fees" shall mean the total of all fees and commissions paid by any Person, including the General Partner or its Affiliates, in connection with the origination or acquisition of any Mortgage Loan or selection and purchase, development or construction of any property by the Partnership whether designated as a Mortgage Placement Fee, real estate commission, Acquisition Fee, finder's fee, selection fee, Development Fee, Construction Fee, nonrecurring management fee, consulting fee or any other similar fee or commission, however designated and however treated for tax or accounting purposes. Aggregate Acquisition Fees payable to all Persons in connection with the making or acquiring of Mortgage Loans and the purchase of Partnership properties may not exceed such compensation as is customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic locale and for comparable properties.

                                     -21-
     "Additional Interest" shall mean the Partnership's share in the Appreciation of a property securing a Mortgage Loan.
     "Adjusted Contribution" shall mean the aggregate capital contributed in cash to the Partnership by the original purchasers of Units, reduced by any distributions of Disposition Proceeds and/or Net Sale or Refinancing Proceeds and/or Operating Cash Flow.
     "Affiliate" of a Person shall mean: (i) any Person directly or indirectly controlling, controlled by or under common control with the specified Person;
(ii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest; (iii) any Person who is an officer, director, manager, trustee or partner of, or serves in a similar capacity with respect to, the specified Person; and (iv) if the specified Person is an officer, director, manager, trustee or partner, any entity for which the specified Person acts in any such capacity; provided, however, that a partner in a partnership or joint venture with (a) the Partnership or (b) an Affiliate of the General Partner, shall not by virtue of such relationship necessarily be deemed an Affiliate of such General Partner. For purposes of this definition, the term "control" shall include the control or ownership of 10% or more of the outstanding voting securities the Person referred to.
     "Appraised Value" shall mean the fair market value of any real property which is to be security for a Mortgage Loan, according to an MAI Appraisal.
     "Appreciation" with respect to a property underlying a Mortgage Loan, shall mean the amount calculated by subtracting (a)(i) the equity capitalization of the borrower (provided, however, that if a borrower owns more than one property, this calculation shall be based upon the equity capitalization of the borrower applicable to the property(ies) to which the Mortgage Loan relates), (ii) the aggregate of the outstanding Principal balances of all mortgage liens encumbering the mortgaged property, including the subject Mortgage Loan at the time of such calculation and (iii) all reasonable and ordinary expenses of sale, from (b) either the Appraised Value of the underlying property at the date of prepayment or maturity of the Mortgage Loan or the sales price of the property if the property is sold at the maturity or prepayment of the Mortgage Loan.
     "Certificate of Limited Partnership" shall mean the document, as amended, which was filed with the Secretary of State of the State of Delaware on August 14, 1986, pursuant to the Delaware Revised Uniform Limited Partnership Act, in connection with the formation of the Partnership, and in any other jurisdiction where the Partnership owns realty or must qualify to do business.
     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.
     "Construction Fee" shall mean a fee for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs and Rehabilitation on a Partnership Fixed Asset.
     "Development Fee" shall mean a fee for the packaging of a Partnership Fixed Asset, including negotiating and approving plans, and undertaking to assist in zoning, variances and financing for the specific Partnership Fixed Asset, either initially or at a later date.
     "Disposition" shall mean any Partnership transaction not in the ordinary course of its business including, without limitation, Principal payments, Additional Interest, prepayments, prepayment penalties, sales, exchanges, foreclosures or other dispositions of a Mortgage Loan, recoveries of damage

                                     -22-
awards and insurance proceeds but excluding the receipt of Sale or Refinancing Proceeds, all forms of interest payments when due on a Mortgage Loan (except Additional Interest) and business or rental interruption insurance proceeds.
     "Disposition Proceeds" shall mean receipts from Dispositions less (i) the amount paid or to be paid in connection with or as an expense of such Disposition; (ii) the amount necessary for the payment of all debts and obligations of the Partnership including, but not limited to, fees to the General Partner or its Affiliates; and (iii) any amount set aside by the General Partner for working capital reserves.
     "Distributions" shall mean any cash distributed to the Limited Partners and the General Partner arising from their interests in the Partnership, but shall not include any payment to the General Partner under the provisions of Articles 3 or 9.
     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
     "Front-End Fees" shall mean fees and expenses paid by the Partnership for any services rendered during the period surrounding any new origination or acquisition of a Mortgage Loan or selection and purchase of a Partnership Fixed Asset by the Partnership, including Acquisition Fees, Acquisition Expenses and any other similar fees, however designated by the General Partner.
     "General Partner" shall include the General Partner and any other Person which succeeds it in such capacity as well as any additional General Partner.
     "Indemnified Persons" shall have the meaning ascribed to that term in
Section 20.3.
     "Independent Advisor" shall mean a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, bank, real estate financial consulting firm or advisory firm with a staff of real estate professionals.
     "Investment in Properties" shall mean the amount actually paid or allocated to the making of or investment in Mortgage Loans or the purchase, development, construction or improvement of properties acquired by the Partnership including the purchase of properties, working capital reserves allocable thereto and any other cash payments such as interest and taxes, but excluding Front-End Fees.
     "Limited Partner" shall mean any Unit holder who shall be admitted to the Partnership as a Limited Partner including as an additional or substituted Limited Partner. Reference to a Limited Partner shall refer to any one of them.
     "MAI Appraisal" shall mean an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers.
     "Majority Vote" shall mean the affirmative vote of the holders of more than 50% of the outstanding Units.
     "Major Repairs and Rehabilitation" shall mean the repair, rehabilitation or reconstruction of a Partnership Fixed Asset where the aggregate costs exceed 10% of the fair market value of the Partnership Fixed Asset at the time of such services.
     "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations which are secured or collateralized by (a) fee or leasehold interests in real property, (b) other beneficial interests essentially equivalent to a mortgage on real property or (c) interests in partnerships, real estate investment trusts, join ventures or other entities which own or have an interest in real property.



                                     -23-
     "Net Asset Value" shall mean the book value of all assets, including accrued interest on Mortgage Loans but excluding interest on temporary investments, minus all liabilities of the Partnership computed in accordance with generally accepted accounting principles.
     "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Partnership (including the Partnership's share of income or loss of any partnership, venture or other entity which holds a Mortgage Loan), as determined for federal income tax purposes, computed (i) by taking into account each item of Partnership income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss and (ii) by excluding each such Partnership item which is separately allocated pursuant to
Article 10 hereof.
     "Operating Cash Flow" shall mean the gross cash revenues received by the Partnership as a result of the conduct by the Partnership of its business operations, including interest on Mortgage Loans or temporary investments and lease payments on net leases from builders and sellers, without deduction for depreciation, but not including: (i) any Capital Contributions received from Partners; (ii) the proceeds of any loans made to the Partnership; (iii) any Disposition Proceeds; or (iv) any Net Sale or Refinancing Proceeds; reduced by the sum of the following, to the extent made from such cash revenues: (x) all principal and interest payments on indebtedness of the Partnership, and all other sums paid to lenders (including loans made by Partners); (y) all cash expenditures (including expenditures for capital improvements and replacements) incurred incident to the normal operation of the Partnership's business, including any management fees; and (z) such cash reserves as the General Partner in its sole discretion deems reasonable, prudent, necessary and appropriate for proper operation of the Partnership business.
     "Original Contribution" shall mean the amount of $250 for each Unit which amount shall be attributed to such Unit in the hands of subsequent holders thereof.
     "Partners" shall mean collectively the General Partner and the Limited Partners and reference to a "Partner" shall be to any one of the Partners.
     "Partnership Act" shall mean the Delaware Revised Uniform Limited Partnership Act.
     "Partnership Fixed Assets" shall mean the real estate, together with the buildings, improvements, equipment, furniture, fixtures and personal property associated therewith, owned by the Partnership.
     "Person" shall mean any individual, corporation, partnership, joint venture, associate, joint stock company, trust, unincorporated organization, limited liability company or partnership or other legal entity.
     "Principal" of a Mortgage Loan shall mean the funds loaned to a borrower and upon which interest is calculated, but excluding accrued interest.
     "Property Management Fee" shall mean the fee which may be payable to Affiliates of the General Partner pursuant to Section 3.5.1.
     "Qualified Plans" shall mean qualified pension, profit sharing and other employee retirement benefit plans (including Keogh [H.R.10] Plans) and trusts, bank commingled trust funds for such plans and individual retirement accounts ("IRAs").
     "Sale or Refinancing Proceeds" shall be whichever of the following shall be applicable: (i) consideration received by the Partnership in exchange for the Partnership Fixed Assets; (ii) compensation received by the Partnership (by way of insurance, eminent domain awards or otherwise) as reimbursement for the loss, destruction or other taking of the Partnership Fixed Assets; (iii) the amount of any refinancing of any indebtedness secured by the Partnership Fixed Assets; or (iv) any excess working capital reserve as determined by the General Partner, subject to any limitations imposed by

                                     -24-
this Agreement. "Net Sale or Refinancing Proceeds" shall be determined by subtracting from the Sale or Refinancing Proceeds the sum of: (i) any expenses incurred to obtain Sale or Refinancing Proceeds (including sales, refinancing or brokerage commissions subject to the provisions of this Agreement and attorneys' fees); (ii) the unpaid balance of any indebtedness relating to the Partnership Fixed Assets with respect to which Sale or Refinancing Proceeds are received; and (iii) provision for such reserves as the General Partner deems reasonable, appropriate and necessary to satisfy the Partnership's then outstanding indebtedness. Sale or Refinancing Proceeds shall include cash, deferred payment contracts, securities or other property.
     "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Mortgage Loans and/or Partnership Fixed Assets representing 66-2/3% or more of the Net Asset Value of the Partnership assets as of the end of the most recently completed fiscal quarter.
     "Terminating Sale" shall have the meaning ascribed to that term in Section 10.14.5.
     "Unit" shall mean a unit of limited partnership interest representing an Original Contribution. A Unit shall entitle the holder thereof to an interest in Net Income, Net Loss and Distributions of the Partnership as specified in
Article 10 without regard to capital accounts.

3. PURPOSES.
     The purposes of the Partnership and certain limitations on its activities shall be as set forth below in Sections 3.1 through 3.6.
     3.1 Investment in Mortgage Loans.
        3.1.1 Investments. The Partnership shall invest in, hold, sell, dispose of and otherwise act with respect to first and junior Mortgage Loans on fee or leasehold interests in real property or other beneficial interests essentially equivalent to a mortgage on real property, as well as loans secured by interests in partnerships, real estate investment trusts, joint ventures or other entities. Upon a default in any of its Mortgage Loans, the Partnership may acquire, exchange, lease, manage, mortgage, encumber, improve, use, lend, borrow, operate, service, maintain, develop, convey, sell, subdivide, plat, trade and deal in or otherwise dispose of the underlying property upon such terms and conditions as the General Partner deems appropriate, subject to the provisions of this Agreement.
        3.1.2 Mortgage Placement Fee Payable to the General Partner and its Affiliates. The General Partner or its Affiliates shall receive Mortgage Placement Fees in an amount not to exceed such compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographical location for comparable mortgage loans, payable on the funding of such Mortgage Loan, except where such funding is payable over a period of time. Services in connection with making Mortgage Loans shall include any of the following as required: negotiating and structuring transactions, coordinating closings including selecting counsel, causing to be reviewed legal documentation, disbursing Mortgage Loan proceeds, causing filings to be made, causing a review of and approving all title insurance arrangements, preparing reports for the Partners and other similar services.
     3.2 Investment in Real Estate.
        3.2.1 Investments. The Partnership shall purchase, exchange, acquire, lease, own, mortgage, encumber, improve or cause to be improved, use, lend, borrow, operate, service, maintain, develop, convey and otherwise dispose of and sell, handle, subdivide, plat, trade and deal in any property, commercial or multi-family, real, personal or mixed, choses in action, or any interest therein, including any non-income producing property, either

                                     -25-
directly or indirectly, as licensee or franchisee, individually or in association with other Persons, whether for the account of the Partnership, or as agent or representative for other individuals, partnerships, firms, corporations or entities, whether public, governmental or private, and generally engage in and conduct any form of business as may be necessary or convenient in connection with any activities in the various states, territories and dependencies of the United States and in the District of Columbia. The interests in real property to be acquired by the Partnership shall normally take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 45 years. The Partnership shall not acquire interests in other limited partnerships.
        3.2.2 Limitations on Investments in Certain Entities.
             (a) Controlling Interest. The Partnership shall not invest in any general partnership or joint venture unless it acquires a controlling interest in such general partnership or joint venture, or the Partnership has reserved for itself the right to control the general partnership or joint venture through its right to withhold approval of decisions having a material effect on the property (i.e., the sale or refinancing of the property; the expenditure of funds for capital improvements; the selection of depreciation and accounting methods for federal income tax purposes; the selection of the amount and type of insurance; and the making, termination or modification of long-term leases). In such event, duplicate property management or other fees shall not be permitted.
             (b) Determination of Value. In determining the value of the Partnership's interest in a joint venture arrangement, if the Partnership's investment is made at the time of the acquisition of the property, the Partnership's interest shall be equivalent to its cash contribution to the joint venture in relation to the total contribution made by the Partnership and its joint venture partner. In determining the value of the Partnership's interest in a joint venture arrangement with another program sponsored by the General Partner or its Affiliates, the Partnership shall obtain an appraisal prepared by an MAI Appraiser who shall determine the value of the property at the time the Partnership purchases its interest in such joint venture. The Partnership will then pay a pro-rata portion of such value to determine its investment in the joint venture.
             (c) Affiliated Investments. If the Partnership enters into a joint venture investment with the General Partner or its Affiliates subsequent to the acquisition of the property by the General Partner or its Affiliates, the Partnership will be subject to the restrictions set forth in this Agreement with respect to the ownership and sale or refinancing of Partnership Fixed Assets. The Partnership shall be permitted to invest in joint venture arrangements with another partnership or entity formed by the General Partner or any of its Affiliates only if all of the following conditions are met: (i) the two partnerships or entities have identical investment objectives; (ii) the Partnership will not incur any duplicate property management or other fees;
(iii) the compensation to the General Partner and its Affiliates must be substantially identical in both partnerships or entities; (iv) the Partnership must have the right of first refusal to buy the interest of the other joint venture partner if said other partner wishes to sell the property held by such joint venture; and (v) the investment by each such joint venture partner must be on substantially the same terms and conditions. It should be noted that there is a potential risk of an impasse on joint venture decisions and there can be no assurance that the Partnership will have sufficient resources to exercise its right of first refusal.



                                     -26-
             (d) Junior Trust Deeds. Investments by the Partnership in junior trust deeds and other similar obligations shall be prohibited, except for junior trust deeds which arise from the sale of Partnership Fixed Assets.
       3.2.3 Financing.
             (a) Amount. The maximum amount of permanent indebtedness secured by Partnership Fixed Assets which may be incurred by the Partnership shall not exceed, with respect to any Partnership Fixed Asset, 80% of the Appraised Value of that Partnership Fixed Asset.
             (b) Terms. The General Partner will use its best efforts to obtain financing under the most favorable terms available to the Partnership.
             (c) Affiliate Lenders. The Partnership may receive permanent loans (having a term in excess of 36 months) from an affiliated entity.
        3.2.4 Other Affiliate Transactions.
             (a) Purchases and Leases of Property from Affiliates. Any Partnership Fixed Asset purchased or leased by the Partnership from the General Partner or its Affiliates will be purchased or leased upon terms which are fair to the Partnership at a price or rental not in excess of Appraised Value. In addition, the cost of the Partnership Fixed Asset and all improvements thereon will be clearly established. If the General Partner or its Affiliate's cost is less than the price to be paid by the Partnership, the price to be paid will not be deemed fair, regardless of the Appraised Value, unless material changes occur to the Partnership Fixed Asset which have increased the value since the General Partner or its Affiliates acquired the property. Material factors may include the passage of a significant amount of time (but in no event less than two years), the assumption by the General Partner or its Affiliates of the risk of obtaining a re-zoning of the property and its subsequent re-zoning, or some other extraordinary event which in fact increases the value of the Partnership Fixed Asset. The Partnership will also obtain from an Independent Advisor, a letter of opinion to the effect that any proposed purchase or lease from the General Partner or its Affiliates is fair and at least as favorable to the Partnership as a purchase or lease from an unaffiliated entity in similar circumstances. The Independent Advisor's compensation will be paid by the General Partner or its Affiliates and will not be reimbursable by the Partnership. The Partnership may not acquire Partnership Fixed Assets from a limited partnership in which the General Partner or its Affiliates have any interest.
             (b) Sales and Leases of Property to Affiliates. The Partnership shall not sell or lease Partnership Fixed Assets to the General Partner or its Affiliates except as follows:
                 (i) The Partnership may lease Partnership Fixed Assets to the General Partner or its Affiliates pursuant to a lease-back arrangement, the terms of which are no less favorable to the Partnership than those offered to and accepted by Persons who are not Affiliates of the General Partner.
                 (ii) The General Partner or its Affiliates may purchase Partnership Fixed Assets (or contract rights related thereto) from the Partnership only if the General Partner or its Affiliates agree to purchase any such Partnership Fixed Asset (or contract rights) at a purchase price equal to the fair market value thereof.
             (c) Purchases by Affiliates of Partnership Fixed Assets. The General Partner or its Affiliates may purchase Partnership Fixed Assets in their own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such Partnership Fixed Assets or the borrowing of money or obtaining of financing for the Partnership, or any other purpose related to the business of the Partnership, provided that such Partnership Fixed Assets are purchased by the Partnership on the terms and subject to the conditions set forth in Section

                                     -27-
       3.2.4(a), and provided there is no difference in interest rates of the loans secured by the Partnership Fixed Assets at the time acquired by the General Partner and the time acquired by the Partnership, nor any other benefit arising out of said transaction to the General Partner apart from other compensation otherwise permitted by this Agreement.
             (d) Development, Construction or Major Repairs or Rehabilitation of Partnership Fixed Assets by Affiliates. The General Partner and its Affiliates may develop, construct or provide Major Repairs or Rehabilitation of Partnership Fixed Assets, or render any services in connection with such activities, only in accordance with the following:
                 (i) The Development Fee paid in connection with such project shall not exceed 10% of the direct costs of the project (direct costs shall not include construction site personnel or utilities).
                 (ii) The Construction Fee paid in connection with such project shall not exceed 10% of the direct costs of the project (direct costs shall not include construction site personnel or utilities).
                 (iii) The only Front-End Fees paid to the General Partner or its Affiliates in connection with such project shall consist of a Development Fee, a Construction Fee and a real estate commission in connection with the acquisition of the land from Persons who are not Affiliates of the General Partner. Such fees, plus any additional Acquisition Fees and Acquisition Expenses to non-Affiliated Persons must be comparable to and competitive with the fees paid to non-Affiliated Persons rendering comparable services in the same geographical area.
       3.2.5 Compensation to the General Partner and its Affiliates.
             (a) Acquisition Fees. The Partnership shall pay to the General Partner or its Affiliates, as initial consideration for their services in connection with the evaluation, investigation, negotiation, selection and purchase of all properties, and otherwise rendering acquisition services either directly or indirectly, Acquisition Fees in an amount equal to 2% of the price of each such Partnership Fixed Asset.
             (b) Refinancing Fees. The Partnership shall pay to the General Partner or its Affiliates, for services rendered in connection with the refinancing of a Partnership Fixed Asset, a mortgage placement fee equal to the lesser of: (i) 1% of the refinancing proceeds of the Partnership Fixed Asset; or (ii) fees which are competitive for similar services in the geographical area where the Partnership Fixed Asset is located.
             (c) Development Fees. The Partnership shall pay to the General Partner or its Affiliates, for services rendered in connection with the development and construction of any Partnership Fixed Asset, a Development Fee equal to 10% of the total costs of development.
             (d) Construction Fees. The Partnership shall pay to the General Partner or its Affiliates, for services rendered in connection with the development and construction of any Partnership Fixed Asset, a Construction Fee equal to 10% of the total costs of development.
             (e) Guaranty Fees. In the event that the General Partner or its Affiliates guaranty any indebtedness of the Partnership, the Partnership shall pay to the General Partner or such Affiliates, as the case may be, a fee in an amount competitive with guaranty fees of a similar nature.
     3.3 Short-Term Loans. The Partnership shall lend funds on an unsecured basis for periods not to exceed one year at interest rates based on market conditions.
     3.4 Investment of Partnership Funds. The Partnership may reinvest Operating Cash Flow, Disposition Proceeds and/or Net Sale or Refinancing Proceeds, in the sole discretion of the General Partner, in additional Mortgage Loans and properties in accordance with the provisions of Section 10.8 below.

                                     -28-
     3.5 Other Fees Payable to the General Partner and its Affiliates.
       3.5.1 Property Management Fees. An Affiliate of the General Partner may provide property management services should such services be required by the Partnership, including after foreclosure on a Mortgage Loan or with respect to any other Partnership Fixed Asset, and if so will be entitled to a fee which shall be paid monthly and shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area or (b)(i) 5% of the gross revenues with respect to residential properties; (ii) 6% of the gross revenues with respect to industrial and commercial properties; or (iii) 1% of the gross revenues with respect to industrial and commercial properties which are leased on a long-term net basis (except for a one time initial leasing fee of 3% of gross revenues). Where an Affiliate of the General Partner provides property management services, any property management fees payable to unaffiliated parties will be paid out of the property management fees paid to the manager. Included in such fees shall be bookkeeping services and fees paid to unrelated persons for property management services. In the event that an Affiliate of the General Partner provides leasing services, such Affiliate shall be paid a fee which is competitive for similar services in the same geographic area.
        3.5.2 Subordinated Real Estate Commission. The Partnership may pay for real estate brokerage services to all Persons involved in the sale of (a) properties acquired upon foreclosure of Mortgage Loans or (b) Partnership Fixed Assets, real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the Partnership Fixed Asset ("Competitive Commission"), and shall not in the aggregate exceed 6% of the gross sales price of the Partnership Fixed Asset; however, as to any Affiliate of the General Partner, such fees shall be paid only if such Affiliate provides a substantial amount of services in the sale effort and shall not exceed the lesser of (i) a percentage of the gross sales price of a Partnership Fixed Asset equal to one-half of the Competitive Commission, or (ii) 3% of the gross sales price of such Partnership Fixed Asset. The real estate brokerage fee shall be payable upon the completion of the sale of each Partnership Fixed Asset.
        3.5.3 Insurance Commissions. Insurance commissions may be payable to insurance agencies affiliated with the General Partner for providing insurance brokerage services in connection with the issuance of insurance covering Partnership Fixed Assets or other properties owned by the Partnership or underlying Mortgage Loans, but only if the conditions set forth in Section
14.2.16 are satisfied.
     3.6 Further Assurances. The Partnership shall do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objectives herein enumerated, either alone, or in association with, or as agent or representative for, other Persons (whether public, governmental or private), or to accomplish any other lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Partnership.
4. TERM.
     The Partnership commenced concurrently with the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware, and shall continue until December 31, 2016, unless previously terminated in accordance with the provisions of this Agreement.







                                     -29-
5. GENERAL PARTNER.
     5.1 Capital Contributions of General Partner. The General Partner has succeeded to the interest of the former general partners of the Partnership, who contributed an aggregate of $1,000 in cash to the Partnership. At all times during the existence of the Partnership, the General Partner shall have an aggregate present and continuing interest in Net Income, Net Loss and Distributions according to the provisions of Article 10.
     5.2 Capital Accounts. A separate capital account shall be maintained for the General Partner pursuant to Section 10.13 hereof.
     5.3 Deficiencies. In the event that, immediately following the liquidation of the Partnership referred to in Section 18.2, the General Partner shall have a deficiency in its capital account as determined in accordance with tax accounting principles and if the assets available for distribution upon the dissolution and termination of the Partnership are insufficient to allow Distributions to the Limited Partners of amounts equal to the then balances in their capital accounts as determined in accordance with generally accepted tax principles, then the General Partner shall contribute in cash to the capital of the Partnership an amount equal to the lesser of (a) the deficiency in the General Partner's capital account or (b) the excess of 1.01% of the total Original Contribution over the total capital contributions of the General Partner. Such contribution shall be made no later than the end of the Partnership taxable year in which the liquidation occurs (of, if later, within 90 days after the date of such liquidation).
6. LIMITED PARTNERS.
     6.1 Capital Accounts. A separate capital account shall be maintained for each Limited Partner pursuant to Section 10.13 hereof.
     6.2 No Exchange of Units for Mortgage Loans or Partnership Fixed Assets. The Partnership shall not acquire Mortgage Loans or Partnership Fixed Assets in exchange for Units.
7. LIABILITY OF LIMITED PARTNERS.
     7.1 General Limitation on Liability. Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership in excess of their contributions, and no Limited Partner shall be required to lend funds to the Partnership, to make any further contribution of capital to the Partnership or to repay to the Partnership, any Partner or any creditor of the Partnership all or any portion of any negative amount of such Limited Partner's capital account.
     7.2 Certain Liabilities of Limited Partners. Under state law, it is possible that a Limited Partner may be liable to the Partnership to the extent of a previous Distribution made to such Limited Partner which represents a return of the Limited Partner's Original Contribution if the Partnership does not have sufficient assets to discharge its liabilities. If a court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.
8. UNITS.
     8.1 Status of Units.  Each Unit is fully paid and nonassessable.
     8.2 Repurchases. Neither the Partnership, nor the General Partner or its Affiliates shall be obligated or required to redeem or purchase any Units. However, the Partnership may purchase outstanding Units if such purchase does not impair the capital or operations of the Partnership at a price determined by the General Partner, in its sole discretion, based on market considerations. A Limited Partner wishing to have such Limited Partner's Units purchased (the "Tendering Limited Partner") shall mail or deliver a written request therefor to the Partnership's principal office (executed by its trustee or authorized agent, if applicable), setting forth

                                     -30-
the name and address of the Tendering Limited Partner and the number of Units tendered. Such requests will be considered by the General Partner. The General Partner may request, and the Tendering Limited Partner shall provide, any further information needed by the General Partner in order to determine whether or not to accept the tender. In the event that the General Partner determines, in its sole discretion, to honor a request for purchase, it will notify the Tendering Limited Partner in writing of such fact and will forward to such Limited Partner the documents necessary to effect such purchase within 60 days thereafter.

9. PARTNERSHIP EXPENSES.
     9.1 Reimbursement of Expenses. All Partnership expenses shall be billed directly to and paid by the Partnership. The General Partner and its Affiliates may be reimbursed by the Partnership for the actual cost to the General Partner or its Affiliates of goods and material used for or by the Partnership and obtained from unaffiliated parties and administrative services necessary to the prudent operation of the Partnership, provided that reimbursement for administrative services will be at the lesser of (a) the actual cost of such services or (b) the amount which the Partnership would be required to pay to independent parties for comparable services.
     9.2 Limitations on Reimbursement. The General Partner and its Affiliates shall not be reimbursed by the Partnership for the following expenses:
        (a) services for which the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 3 hereof;
        (b) rent, depreciation, utilities or other administrative items generally constituting the General Partner's overhead;
        (c) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any controlling person of the General Partner or its Affiliates; for purposes of this subsection, "controlling person" shall mean: (i) any individual, regardless of title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of executive management or senior management; (ii) directors; (iii) Persons holding 5% or more equity interest in the General Partner or its Affiliates or (iv) Persons having the power to direct or cause the direction of the General Partner or its Affiliates through ownership of voting securities, by contract or otherwise (it is not intended that every individual who carries a title such as vice president, senior vice president, secretary or treasurer be considered a controlling person); or
        (d) the fees and expenses of any Independent Advisor to the Partners with respect to transactions with Affiliated entities.
     9.3 Partnership Obligations. Subject to Sections 9.1 and 9.2, the Partnership shall pay all expenses of the Partnership (which expenses shall be billed directly to the Partnership) which may include, but are not limited to:
        (a) all costs of personnel employed by the Partnership, the General Partner or its Affiliates and involved in the business of the Partnership;
        (b) legal, audit, accounting, brokerage and other fees;
        (c) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership;
        (d) fees and expenses paid to independent contractors, appraisers, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, insurance brokers and other agents;

                                     -31-
        (e) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operation of Partnership Fixed Assets upon foreclosure or otherwise, including the costs and expenses of foreclosures, insurance premiums, real estate brokerage, leasing commissions and maintenance of any such Partnership Fixed Asset and any tax or assessment thereon;
        (f) the cost of insurance as required in connection with the business of the Partnership;
        (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership;
        (h) the cost of preparation and dissemination of information and documentation relating to potential Dispositions of Mortgage Loans;
        (i) expenses in connection with Distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, the Limited Partners, including reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith;
        (j) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investor, tax reporting, federal securities law or other purposes, or which reports the General Partner deems the furnishing thereof to Limited Partners to be in the best interests of the Partnership;
        (k) the cost incurred in connection with any litigation or proceeding in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency of the Partnership, including legal and accounting fees incurred in connection therewith;
         (l) computer services including the cost of any computer equipment or services used for or by the Partnership, including establishment and maintenance of investment records and processing of accounting records relating to the Partnership;
          (m) the cost of any accounting statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; and
          (n) supervision and expense of professionals retained by the Partnership in connection with any of the foregoing, including, without limitation, attorneys, accountants and appraisers.
10. ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS.
     10.1 Allocations of Net Income, Net Loss and Tax Exempt Items.

     10.1.1 Allocations. Except as otherwise provided in Sections 10.1.2, 10.3, 10.4 and 10.5 of this Agreement, Net Income (other than Net Income attributable to Disposition Proceeds and Net Sale or Refinancing Proceeds), Net Loss and all items of income exempt from federal income tax shall be allocated 2.5% to the General Partner and 97.5% to the Limited Partners.

     10.1.2 Mandatory Allocations. Notwithstanding the foregoing, (a) in the event Code Section 704(c) or Code Section 704(c) principles applicable under Treas. Reg. 1.704-2 require allocations of income or loss of the Partnership in a manner different than set forth above, the provisions of Section 704(c) and the regulations thereunder shall control such allocations among the Partners, and (b) all deductions of the Partnership which are attributable to
(i) any loan of the Partnership which is guaranteed by a Partner or (ii) any loan made to the Partnership by a Partner (or which are treated as such by Treas. Reg. under 1.704-2) shall be allocated solely to such Partner if so required by such Treas. Regs.


                                     -32-
     10.2 Apportionment of Net Income, Net Loss and Distributions Among Limited Partners. Except as otherwise provided in this Article 10, that portion of Net Income, Net Loss and Distributions allocated to the Limited Partners shall be apportioned among the Limited Partners for any calendar quarter in the ratio in which the number of Units owned by each Limited Partner on the first day of such calendar quarter bears to the total number of Units owned by all Limited Partners as of that date.

     10.3 Allocations Causing Negative Capital Accounts.  Notwithstanding
Section 10.2, to the extent that any allocation of Net Loss and/or item of deduction to a Limited Partner would reduce such Limited Partner's capital account balance (determined after taking into account all prior Distributions and all prior allocations of Net Income and Net Loss) below zero or would increase the negative balance in such Limited Partner's capital account at a time when another Limited Partner has a positive capital account balance, such Net Loss shall instead be allocated pro rata to Limited Partners having positive capital account balances in proportion to their respective positive capital account balances until such capital account balances are reduced to zero; provided, however, that in no event shall there be a reallocation of any item of income, gain, loss or deduction allocated among the Partners pursuant to this Agreement for prior years. In the event the provisions of this Paragraph 10.3 prohibit the allocation of any portion of Net Loss and/or item of deduction to every Limited Partner, such portion of the Net Loss shall instead be allocated to the General Partner.

     For purposes of determining a Limited Partner's capital account balance for purposes of Net Loss or deduction allocations under this Section 10.3, Distributions made prior to or contemporaneously with any allocation to a Limited Partner shall be reflected in such Partner's capital account prior to making such allocation to such Partner. For purposes of this Section 10.3 and
Section 10.4, a Partner's capital account shall be reduced for the items described in Treas. Reg 1.704-1(b)(ii)(d)(4), (5) and (6).

     For purposes of determining the amount of expected Distributions and expected capital account increases described above: (A) the rules set forth in Treas. Reg. 1.704-1(b)(2)(iii)(c) concerning the presumed value of Partnership Fixed Assets shall apply, and (B) gross income or Net Income allocated to a Partner pursuant to Section 10.4 hereof shall be taken into account. For purposes of this Section 10.3 and Section 10.4, a Partner's capital account shall be increased to the extent that such Partner is obligated to fund deficits in such Partner's capital account upon liquidation of the Partnership or is treated as obligated to restore such deficits pursuant to Treas. Reg. 1.704-1(b)(2)(ii)(c), any addition thereto pursuant to Treas. Reg. 1.704-2(g)(i) and 1.704-2(i)(5) after taking into account any changes during such year in partnership minimum gain (as determined in accordance with Treas. Reg. 1.704-2(d)) and in the minimum gain attributable to any Partner for nonrecourse debt (as determined under Treas. Reg. 1.704-2(i)(3)).

     10.4 Special Allocations. Notwithstanding the provisions of Section 10.3 hereof,

       (a) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which create or increase a deficit capital of such Partner, then items of Net Income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain

                                     -33-
for such year and, if necessary, for subsequent years) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit capital account so created as quickly as possible. It is the intent that this Section 10.4(a) be interpreted to comply with the alternate test for economic effect set forth in Treas. Reg. 1.704-1(b)(2)(ii)(d).

             (b) In the event any Partner would have a deficit capital account at the end of any Partnership taxable year which is in excess of the sum of any amount that such Partner is obligated to restore to the Partnership under Treas. Reg. 1.704-1(b)(2)(ii)(c) and such Partner's share of minimum gain as defined in Treas. Reg. 1.704-2(g)(1) (which is also treated as an obligation to restore in accordance with Treas. Reg. 1.704-1(b)(2)(ii)(d)), the capital account of such Partner shall be specially credited with items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible.

              (c) Notwithstanding any other provision of this Section 10.4, if there is a net decrease in the Partnership's minimum gain as defined in Treas. Reg. 1.704-2(d) during a taxable year of the Partnership, then the capital account of each Partner shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Partner's share of the net decrease in Partnership minimum gain. This
Section 10.4(c) is intended to comply with the minimum gain chargeback requirement of Treas. Reg. 1.704-2 and shall be interpreted consistently therewith. If in any taxable year that the Partnership has a net decrease in the Partnership's minimum gain, and the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Partners and it is not expected that the Partnership will have sufficient other income to correct that distortion, the General Partner may in its discretion (and shall, if requested to do so by a Partner) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treas. Reg. 1.704-2(f)(4).

      10.5 Allocation of Net Income and Net Loss from Dispositions and Sale or Refinancing of Partnership Fixed Assets. Except as otherwise provided in Sections 10.1.2, 10.3, 10.4, 10.9 and 10.14, Net Income or Net Loss for tax purposes arising from a Disposition, or the sale or refinancing of a Partnership Fixed Asset, (other than a Terminating Sale) shall be allocated in the following order of priority:

              (a) to the Partners to the extent of and in proportion to the amount of Disposition Proceeds or Net Sale or Refinancing Proceeds in respect of which such Distribution is to be made which is to be distributed to each of them pursuant to Section 10.7 (other than pursuant to Section 10.7.1); and

              (b) the remainder of such Net Income, if any, shall be allocated to the Partners to the extent of the amount of Disposition Proceeds or Net Sale or Refinancing Proceeds to be distributed to the Partners pursuant to Section 10.7.1.

     10.6 Distributions of Operating Cash Flow. Distributions of Operating Cash Flow shall be allocated 97.5% to the Limited Partners and 2.5% to the General Partner. Such Distributions shall be apportioned among Limited Partners as Net Income and Net Loss are apportioned and, when available, may be distributed or reinvested in Mortgage Loans, properties or as otherwise

                                     -34-
permitted under Article 3 of this Agreement in the sole discretion of the General Partner.

     10.7 Disposition Proceeds; Net Sale or Refinancing Proceeds. Except as otherwise provided in Section 10.8 below, Distributions of Disposition Proceeds and Net Sale or Refinancing Proceeds shall be made in the following order of priority:

     10.7.1 First, 97.5% to the Limited Partners and 2.5% to the General Partner until each Limited Partner has received an amount which, when added to prior Distributions of Disposition Proceeds and Net Sale or Refinancing Proceeds and cash from reserves equals such Limited Partner's Original Contribution;

     10.7.2 Second, 97.5% to the Limited Partners and 2.5% to the General Partner until each Limited Partner has received an amount which, when added to all prior Distributions to such Limited Partner from all sources other than pursuant to Section 10.7.1, equals at least a 12% per annum cumulative compounded return on such Limited Partner's Adjusted Contribution, commencing as of the last day of the calendar quarter in which such Limited Partner's Original Contribution was received by the Partnership; and

     10.7.3 Third, the remainder, 97.5% to the Limited Partners and 2.5% to the General Partner.

     10.7.4 The Distributions set forth in Sections 10.7.2 and 10.7.3 are subject to the payment of the subordinated real estate commission, if any, described in Section 3.5.2, with payment of such commission, if any, being subordinated to certain Distributions to the Limited Partners as provided in
Section 3.5.2.

     10.8 Reinvestment Option. All Operating Cash Flow, Disposition Proceeds and Net Sale or Refinancing Proceeds received by the Partnership during any calendar quarter shall be distributed within 60 days following the end of such calendar quarter. Notwithstanding the previous sentence, the Partnership may reinvest Operating Cash Flow, Disposition Proceeds and Net Sale or Refinancing Proceeds in additional Mortgage Loans or Partnership Fixed Assets or as otherwise permitted pursuant to Article 3 hereof. Prior to any reinvestment, the General Partner must believe that any additional investment will enhance the overall return to the Limited Partners and is consistent with the Partnership's overall investment policies.
     10.9 Distributions of Liquidation Proceeds. Notwithstanding the provisions of Section 10.7 above, Distributions of Proceeds arising in connection with a Terminating Sale shall be distributed to the General Partner and Limited Partners in accordance with the positive balances in their respective capital accounts after allocating income from the Disposition pursuant to Section 10.14 hereof.

     10.10 One Percent Interest of General Partner. Notwithstanding any provision to the contrary in this Agreement, in no event shall the General Partner's interests in each material item of the Partnership income, gain, loss, deduction or credit be less than 1% of each such item at all times during the existence of the Partnership.

     10.11 Fees/Distributions. To the extent that the Partnership shall be entitled to any deduction for federal income tax purposes as a result of any Distributions made to the General Partner, such deduction shall be allocated

                                     -35-
for federal income tax purposes to the General Partner. To the extent that any fee payable to the General Partner is recharacterized as a Partnership distribution, gross income of the Partnership of equivalent amount shall be allocated to the General Partner prior to making the other tax allocations required by this Article 10. Any deduction attributable to the receipt by the General Partner of an interest in the Partnership shall be allocated to the Limited Partners on a per Unit basis. Any income recognized by the Partnership attributable to amounts paid or payable to the Partnership by the General Partner or its Affiliates which is required to be distributed solely to the Limited Partners shall be allocated to the Limited Partners in proportion to and to the extent of such amounts which are required to be distributed to each Limited Partner.

     10.12 Distribution Subject to Payments. All Distributions are subject to the payment of Partnership expenses and to the maintenance of reasonable reserves. In addition, the Partnership may not pay any Distribution to the extent that, after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to partners on account of their interests in the Partnership, exceed the fair value of the Partnership assets.

     10.13 Capital Accounts.

        10.13.1 Increases and Decreases. A separate capital account shall be maintained for each Partner. The capital account of each Partner shall be increased by (a) the amount of money contributed by such Partner to the capital of the Partnership; and (b) such Partner's share of Partnership Net Income (or item thereof) and any income or gain that is exempt from federal income taxation. The capital account of each Partner shall be decreased by (i) the amount of money distributed to such Partner by the Partnership; (ii) such Partner's share of Net Loss (or item thereof) for tax purposes; and (iii) such Partner's share of expenditures of the Partnership which are neither deductible nor properly chargeable to capital account under Code Section 705(a)(2)(B) or are treated as such expenditures under Treas. Reg. 1.704-1(b)(2)(iv)(i).

        10.13.2 Single Capital Account. A Partner who has more than one interest in the Partnership shall have a single capital account that reflects all such interests, regardless of the class of interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such interests were acquired.

        10.13.3 Contribution of Property. In the event that property (other than cash) is contributed (or deemed contributed pursuant to the provisions of Code Section 708) by a Partner to the Partnership, the computation of capital accounts, as set forth in this Section 10.13, shall be adjusted as follows:

             (a) the contributing Partner's capital account shall be increased by the fair market value of the property contributed to the Partnership by such Partner (net of liabilities secured by contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and

             (b) as required by Treas. Reg. 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i), if the capital account of any Partner reflects a fair market value for property which differs from such property's adjusted basis, each Partner's capital account shall be adjusted to take account of the amount of

                                     -36-
book gain and book loss (other than book loss attributable to expenditures of the Partnership described in Section 10.13.1(iii)) allocated to such Partner pursuant to Article 10 hereof and shall not take into account the Net Income and Net Loss for tax purposes allocated to such Partner pursuant to this
Article 10.

        10.13.4 Special Rules. In the event that property is distributed (or deemed distributed pursuant to the provisions of Code Section 708) by the Partnership to a Partner the following special rules shall apply:

             (a) the capital accounts of the Partners receiving the distribution first shall be adjusted (as provided in Code 704(b) and Treas. Reg. 1.704-1(b)(2)(iv)(e)) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in the Partners' capital accounts) would be allocated to such Partners if there were a taxable disposition of such property for its fair market value on the date of distribution; and

             (b) the capital account of the Partner who is receiving the distribution of property from the Partnership shall be charged with the fair market value of the property at the time of distribution (net of liabilities secured by such property that such Partner is considered to assume or take subject to under Code Section 752).

             10.13.5 Capital Account Maintenance Requirements. The foregoing provisions are intended to satisfy the capital account maintenance requirements of Code Section 704(b) and Treas. Reg. 1.704-1(b)(2)(iv) and such provisions shall be modified to the extent required by such Section or any successor provision thereto.

     10.14 Termination Rules. In connection with a Terminating Sale, Net Income shall be allocated as follows:

             10.14.1 first, to all Partners having negative capital account balances in proportion to and to the extent of their respective negative capital account balances;

             10.14.2 then, to the Partners until the capital account balance of each Partner (determined after making the allocation described in subparagraph 10.14.1 but before distributing the proceeds from such Terminating
Sale) shall be equal to the Distributions which would be made to such Partner if the Proceeds from such sale were distributed pursuant to Sections 10.7.1.
10.7.2 and 10.7.3;

             10.14.3 in the event that Net Income to be allocated to Limited Partners pursuant to Section 10.14.2 shall be insufficient to bring the capital account balance of each Limited Partner, to whom such allocation is required, to said balance, then such Net Income shall be allocated first to Limited Partners having the smallest capital accounts per Unit so as to equalize, to the extent possible, the capital accounts per Unit of all Limited Partners; and

             10.14.4 the remainder of such Net Income, if any, shall be allocated 2.5% to the General Partner and 97.5% to the Limited Partners. The portion of the Net Income under this Section 10.14.4 which is allocated to the Limited Partners as a group, shall, to the extent of any unpaid cumulative return of the Limited Partners under Section 10.7.2, first be

                                     -37-
allocated among the Limited Partners pro rata in proportion to such unpaid return due each Limited Partner.

             10.14.5 A "Terminating Sale" shall mean the disposition of the last one-third in Principal amount of the Partnership's Mortgage Loans and Partnership Fixed Assets, commencing with the first such disposition.

11. ASSIGNMENT OF UNITS.

     11.1 Procedures. Subject to Sections 11.3 and 11.4, Limited Partners shall have the right to assign ten or more whole Units, provided, however, unless prohibited by any applicable state securities law, four Units may be acquired or retained by IRA or Keogh Plans, and provided further that a Limited Partner must assign all of such Limited Partner's Units if such Limited Partner would otherwise retain less than the minimum amount. Such assignment shall be made by a written instrument, the terms of which are not in contravention of any of the provisions of this Agreement, which instrument shall be duly executed by the assignor of such Units; provided, however, that no proposed assignment of a Unit shall be effective for any purpose until the "effective date" of such assignment (as defined in Section 11.2) shall have occurred. A Limited Partner shall, within thirty days after assignment, notify the General Partner of such proposed assignment of a beneficial interest in any Units which occurs without a transfer of record ownership.

     11.2 Treatment o/ Assignor and Assignee; Effective Date. An assignee shall be entitled to receive allocations of Net Income, Net Loss and Distributions and all reports and other notices from the Partnership attributable to Units assigned from and after the "effective date" of the assignment of such Units. The Partnership and the General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Limited Partners hereunder which are made in good faith to such assignor until such "effective date" and transfers of Units shall not be recognized for any purpose until the "effective date." The "effective date" of an assignment on which the assignee shall be deemed an assignee of record shall be the first day of the calendar quarter following the later of (a) the date set forth on the written instrument of assignment, a copy of which has been delivered to the Partnership, or (b) the date on which the Partnership has actual notice of the proposed assignment of Units.

11.3 Restrictions.

    (a) Except as provided in this Section 11.3, no assignment of Units by a Limited Partner may be made if (i) the Units sought to be assigned, when added to the total of all other Units assigned within the period of twelve consecutive months prior to the proposed date of assignment would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under the Code, or (ii) if in the opinion of counsel for the Partnership, such assignment would be in violation of any applicable federal or state securities laws (including any investor suitability standard). However, with respect to clause (i), such assignment may be made if upon the application and at the expense of the Limited Partner desiring to assign such Limited Partner's Units, there shall have been granted to the transferring Limited Partner and the Partnership a private ruling by the Internal Revenue Service that the proposed assignment would not cause a termination.


                                     -38-
     (b)In order to prevent the Partnership from being treated as a "publicly traded partnership" for federal tax purposes, when the General Partner determines in its sole discretion, that a proposed transfer was effected on a secondary market (or a substantial equivalent thereof), the General Partner has the right to refuse to recognize any such attempted transfer of Units, or economic rights therein, which would constitute a transfer in a secondary market (or a substantial equivalent thereof) as defined under Code Section 7704 and any regulations promulgated thereunder. The Limited Partners agree not to transfer their Units on a secondary market (or a substantial equivalent thereof). The Limited Partners agree to provide all information respecting transfers which the General Partner deems necessary in order to determine whether the transfer occurred on a secondary market (or a substantial equivalent thereof). In the event that the determination that a transfer would be effected on a secondary market (or substantial equivalent thereof) is made, the General Partner shall exercise such right by taking any actions it deems necessary or appropriate in its reasonable discretion so that such transfer is not in fact recognized. The right to exercise the foregoing restriction on transfers shall not be exercised if the General Partner determines in its reasonable discretion that the exercise of such restriction would result in the Partnership being deemed to hold plan assets for purposes of ERISA. The General Partner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

     11.4 Ineffective Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and deemed ineffectual and shall not bind or be recognized by the Partnership.

12. SUBSTITUTED LIMITED PARTNERS.

     12.1 Requirements. Notwithstanding Article 11, no assignee shall have the right to become a substituted Limited Partner in place of such assignee's assignor unless all of the following conditions are first satisfied:

        12.1.1 the provisions of this Article 12 are complied with;

        12.1.2 the instrument of assignment sets forth the intention of the assignor that the assignee succeed to the assignor's interest as a substituted Limited Partner in the Limited Partner's place;

        12.1.3 the assignor and assignee shall have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of this Agreement, as the same may be amended, and execution, acknowledgement and delivery to the General Partner of a special power of attorney, the form and content of which are described herein; and

        12.1.4 a transfer fee sufficient to cover all reasonable expenses connected with such substitution (not to exceed $150) shall have been paid to the Partnership.

     12.2 Consent. By executing or adopting this Agreement, each Limited Partner hereby consents to the admission of additional or substituted Limited Partners by the General Partner and to an assignee of Units becoming a substituted Limited Partner in accordance with the foregoing.

                                     -39-
     12.3 Amendments. The General Partner shall cause this Agreement and, if required by the Partnership Act or any other applicable law, any separate Certificate of Limited Partnership, to be amended to reflect the admission and/or substitution of Limited Partners at least once in each calendar month, but not later than thirty days after the effective date of the assignment of a Unit.

     12.4 Special Exercise of the Rights of a Limited Partner. If a Limited Partner dies, such Limited Partner's executor, administrator or trustee, or if a Limited Partner is adjudicated incompetent, such Limited Partner's committee, guardian or conservator, or if a Limited Partner is adjudicated bankrupt, the trustee or receiver of such Limited Partner's estate, shall have all the rights of a Limited Partner for the purpose of settling or managing such Limited Partner's estate and such power as the decedent, incompetent or bankrupt possessed to assign all or any part of such Limited Partner's Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substituted Limited Partner. The death, dissolution or bankruptcy of a Limited Partner shall not dissolve the Partnership.

13.BOOKS, RECORDS, ACCOUNTINGS AND REPORTS.

     13.1 Location of Records. The Partnership's books and records, this Agreement and any amendment hereto or restatement hereof, any separate Certificate of Limited Partnership and any amendment thereto or restatement thereof, and copies of each appraisal of properties underlying Mortgage Loans or constituting Partnership Fixed Assets shall be maintained at the principal offices of the Partnership or such other place as the General Partner may determine and shall be open to inspection, examination and copying by Limited Partners or their duly authorized representatives at all reasonable times. A reasonable charge for copying may be charged by the Partnership. The Limited Partners shall not receive copies of this Agreement and any amendment hereto or restatement hereof, the Certificate of Limited Partnership and any amendment thereto or restatement thereof or a current list of all Partners in the Partnership unless they request in writing a copy from the General Partner and pay any necessary duplication fee. Each appraisal of property underlying a Mortgage Loan or constituting a Partnership Fixed Asset shall be maintained by the Partnership and available for such inspection and examination for a period of at least five years following the date of first funding of the Mortgage Loan or closing date of the acquisition of the Partnership Fixed Asset, respectively.

     13.2 Annual Reports. The General Partner shall have prepared at least annually (a) financial statements (balance sheet, statement of income or loss, partners' equity and changes in financial position) prepared in accordance with generally accepted accounting principles and accompanied by a report therein containing an opinion of an independent certified public accounting firm; (b) a statement of cash flow; (c) Partnership information necessary in the preparation of the Limited Partners' federal income tax returns; (d) a report of the business of the Partnership; (e) a statement as to the compensation received by the General Partner and its Affiliates during the year from the Partnership, which statement shall set forth the services rendered or to be rendered by the General Partner and its Affiliates and the amount of fees received, and (e) a report identifying Distributions from: (i) Operating Cash Flow of that year and/or prior years; (ii) Disposition Proceeds and Net Sale or Refinancing Proceeds; and (iii) cash from working


                                     -40-
capital reserve accounts and other sources, together with a breakdown of all costs reimbursed to the General Partner and its Affiliates from the Partnership. Within the scope of the annual audit, the independent certified public accountants must verify the allocation of such costs to the Partnership. The method of verification shall be in accordance with generally accepted accounting standards and shall include such tests of the accounting records and such other auditing procedures which the independent certified public accountants consider appropriate in the circumstances. Copies of the annual report shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 75 days subsequent to December 31 of each year. Quarterly and other financial information will be posted on the Partnership's website on a timely basis.

     13.3 Report on Acquisitions. Within 60 days after the end of each calendar quarter in which the Partnership has funded a Mortgage Loan or closed an acquisition of a Partnership Fixed Asset, a report will be submitted to each Limited Partner describing the terms of such Mortgage Loan or such Partnership Fixed Asset and such other information as the General Partner deems appropriate.
     13.4 ERISA Report. To enable Limited Partners subject to annual reporting requirements under ERISA to file such annual reports as they relate to an investment in the Partnership, within 75 days after the close of the Partnership's fiscal year, the General Partner shall furnish Limited Partners with appraisals or good faith estimates of fair market value of the Partnership's assets.

     13.5  Information Returns.   The General Partner shall cause information
returns for the Partnership to be prepared and timely filed with the appropriate authorities.

     13.6 Miscellaneous Reports. The General Partner shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. A Limited Partner shall be provided with a copy of any such report upon request upon payment of any duplication fee.

14.RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF THE GENERAL
   PARTNER.

     14.1 Services of the General Partner. The General Partner shall only be responsible for the following services to the Partnership:

        14.1.1 supervising the organization of the Partnership;

        14.1.2 arranging for (a) the identification of suitable investments for the Partnership; (b) a review of the significant factors in deciding whether to make a particular investment; and (c) the making of such final investment decision;

        14.1.3 supervising Partnership management, which includes: (a) establishing policies for the operation of the Partnership; (b) causing the Partnership's agents or employees to arrange for the provision of services necessary to the operation of the Partnership (including any necessary

                                     -41-
mortgage servicing, property management, accounting and legal services and services relating to Distributions by the Partnership); (c) when necessary or appropriate, approving actions to be taken by the Partnership; (d) providing advice, consultation, analysis and supervision with respect to the Partnership making or acquiring Mortgage Loans and acquiring Partnership Fixed Assets (including compliance with federal, state and local regulatory requirements and procedures); (e) executing documents on behalf of the Partnership and (f) making all decisions as to accounting matters; and

        14.1.4 approving the terms of Dispositions and sales or refinancings of Partnership Fixed Assets, including establishing the terms for and arranging any such transaction.

     14.2 Powers of the General Partner. The conduct of the Partnership's business shall be controlled solely by the General Partner in accordance with this Agreement. The General Partner will have responsibility for the selection, evaluation, negotiation, financing and disposition of Partnership Mortgage Loans and Partnership Fixed Assets as well as overall administrative responsibility for the Partnership and the responsibility for operations overall Mortgage Loans made and Partnership Fixed Assets acquired. The General Partner shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Partnership's business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 14.4, include the right, authority and power:

        14.2.1 to make or purchase Mortgage Loans or interests therein and to purchase properties in its own name or an Affiliate's name or in the name of a nominee, a trust or otherwise and hold title thereto temporarily for the purpose of facilitating such origination or acquisition or for any other purpose related to the business of the Partnership, subject to the terms and conditions set forth in Article 3 of this Agreement;
        14.2.2 to originate, acquire, hold, foreclose, sell, dispose of and otherwise act with respect to Mortgage Loans, in such Principal amounts and upon such other terms as the General Partner deems to be in the best interests of the Partnership for both Affiliated and nonaffiliated entities, including Mortgage Loans on properties with respect to which an Affiliate of the General Partner has made a loan;

        14.2.3 to purchase, exchange, acquire, lease, own, mortgage, encumber, improve, develop or cause to be improved, use, lend, borrow, operate, service, maintain, develop, convey and otherwise dispose of and sell, handle, subdivide, plat, trade and deal in any property, commercial or multi-family, real, personal or mixed, choses in action, or any interest therein, including any non-income producing property, either directly or indirectly, as licensee or franchisee, individually or in association with other Persons, whether for the account of the Partnership, or as agent or representative for other individuals, partnerships, firms, corporations or entities, whether public, governmental or private, subject to the terms and conditions of this Agreement;

        14.2.4 to make short-term loans in accordance with the provisions of
Section 3.3 hereof;

        14.2.5 to utilize Operating Cash Flow, Disposition Proceeds or Net Sale or Refinancing Proceeds for making Mortgage Loans and/or Investment in Properties;


                                     -42-
        14.2.6 to employ persons in the operation and management of the business of the Partnership including, but not limited to, agents, employees, managers, accountants, attorneys, consultants, architects, contractors, engineers and others, on such terms and for such compensation as the General Partner shall determine, provided that the General Partner and its Affiliates shall only receive compensation and reimbursement as provided in Articles 3 and 9 and provided further that any such agreement shall be terminated immediately upon dissolution of the Partnership under Section 18.2;

        14.2.7 to open bank accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations;

        14.2.8 to deposit funds with banks with which both the Partnership and Affiliates may have written or informal requirements which provide for the maintenance of "compensating balance" arrangements, provided that the Partnership shall advise such banks that the Partnership's funds may not be used for compensating balance purposes except for the sole benefit of the Partnership;

        14.2.9 to allow the Partnership to borrow money from the General Partner or its Affiliates on a short-term basis, at any time and from time to time, and in connection therewith to pay interest and other financing charges or fees which shall not exceed the interest and other financing charges or fees which would be charged by unrelated lending institutions or comparable loans for the same purpose, in the same locality of the Partnership Fixed Asset if the loan is made in connection with a particular Partnership Fixed Asset, provided, however, that no prepayment charge or penalty shall be required by the General Partner or its Affiliates on any such loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on a Partnership Fixed Asset, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance;

        14.2.10 to obtain and pay for all insurance coverage that the General Partner, in its sole discretion, determines to be necessary or desirable for the protection of the Partnership, any property owned by the Partnership and any of the Partners, including comprehensive liability insurance in connection with the Partnership Fixed Assets and umbrella liability policies covering all Limited Partners, subject, however, to the restriction that the Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner or its Affiliates for any liability as to which the General Partner or its Affiliates are prohibited from being indemnified under this Agreement;
       14.2.11 to prepare or cause to be prepared reports, statements and other relevant information for distribution to the Limited Partners, including annual reports;

       14.2.12 to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction, and in the event that any such obligation has personal liability, the General Partner may require its satisfaction prior to contracts without such personal liability, provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Partnership obligations are satisfied in accordance with prudent business practices as to time and manner of payment;

                                     -43-
       14.2.13 to cause the Partnership to make or revoke any of the elections permitted by the Code;

       14.2.14 to select as the Partnership's accounting year a calendar year or such fiscal year as approved by the Internal Revenue Service;

       14.2.15 to determine the appropriate accounting method or methods to be used by the Partnership in maintaining its books and records;

       14.2.16 to purchase insurance brokerage services from an Affiliate in connection with obtaining insurance on any Partnership Fixed Asset, but only if
(a) the cost of providing such service, including the cost of the insurance, is no greater than the lowest quotation obtained from two unaffiliated insurance agencies, and the coverage and terms are likewise comparable; and (b) the Affiliate is independently engaged in the business of providing such services to persons other than Affiliates and at least 75% of its insurance brokerage service gross revenue is derived from persons other than Affiliates;

       14.2.17 to assure any Person dealing with the Partnership or the General Partner that such Person may rely upon a certificate signed by the General Partner as authority with respect to: (a) the identity of the General Partner or any Limited Partner, (b) the existence or nonexistence of any fact which constitutes a condition precedent to acts by the General Partner or in any other manner germane to the affairs of the Partnership; (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner;

       14.2.18 to take such steps, including making any amendment to this Agreement, as the General Partner determines are advisable or necessary in order to preserve the tax status of the Partnership as a pass-through entity for federal income tax purposes, including, without limitation, imposing restrictions on transfers of Units (provided such restrictions on transfers do not cause the Partnership's assets to be deemed to be "plan assets" with respect to investors which are qualified plans);

       14.2.19 in the event that either (i) the assets of the Partnership would constitute "plan assets" for purposes of ERISA or (ii) the transactions contemplated hereunder would constitute prohibited transactions under ERISA or the Code and an exemption for such transactions could not be obtained from the Department of Labor (or the General Partner determines not to seek such an exemption), upon notice to all Limited Partners but without the consent of any Limited Partner, (a) to restructure the Partnership's activities to the extent the General Partner deems necessary (after consulting with counsel) to comply with any exemption in the final plan asset regulation adopted by the Department of Labor or to comply with any requirement the Department of Labor might impose as a condition to granting a prohibited transaction exemption or (b) to compel a dissolution and termination of the Partnership;

       14.2.20 in addition to any amendment otherwise authorized herein, to amend this Agreement from time to time without the consent of the Limited Partners,



                                     -44-
             (a) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein, for the benefit of the Limited Partners;

             (b) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which would not be inconsistent with law or with the provisions of this Agreement;

             (c) to delete from or add any provision to this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state securities commissioner or similar such official, which addition or deletion is deemed by such commission or official to be for the benefit or protection of the Limited Partners;

             (d) to change the name of the Partnership to any lawful name which it may select;

             (e) to reflect the addition or substitution of Limited Partners or the reduction of capital accounts upon the return of capital to Partners; or

             (f) to the extent the General Partner reasonably believes necessary or desirable to comply with the law or to preserve the tax benefits associated with an investment in Units, or to take advantage of new tax benefits or to avoid tax detriments for any Limited Partner as a result of new legislation, regulations, and/or judicial or administrative interpretations of the law (such permitted actions may include, but are not limited to, amending provisions of this Agreement concerning tax allocations, or taking action under this Agreement pertaining to ERISA plan assets or prohibited transaction exemptions, or avoiding reclassification of the Partnership as other than a pass-through entity for tax purposes or avoiding reclassification of the character of its income for tax purposes).

     Such amendments shall be deemed to be made pursuant to the General Partner's fiduciary obligation to the Partnership and the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner.

       14.2.21 to place record title to or ownership of, or the right to own, Mortgage Loans, Partnership Fixed Assets or other Partnership assets in the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Partnership;

       14.2.22 to redeem or repurchase Units on behalf of the Partnership in accordance with the provisions of this Agreement; and

       14.2.23 to execute, acknowledge and deliver any and all instruments to effectuate all of the foregoing, and to take all such action in connection therewith as the General Partner shall deem necessary or appropriate.

     14.3 Comparison With General Partnership. The General Partner shall, except as otherwise provided in this Agreement or the Partnership Act, have all the rights and powers and shall be subject to all the restrictions of a partner in a partnership without limited partners.

                                     -45-
     14.4 Limitations. Neither the General Partner nor any Affiliate shall have the authority to:

        14.4.1 enter into contracts with the Partnership which would bind the Partnership after the removal, adjudication of bankruptcy or insolvency of the last remaining General Partner or continue the business with Partnership assets after the occurrence of such event;

        14.4.2 alter the primary purposes of the Partnership as set forth in
Article 3;

        14.4.3 receive any rebate or give-up or participate in any reciprocal business arrangement which would enable it or an Affiliate to circumvent any of the provisions of this Agreement;

        14.4.4 cause the Partnership to invest in any Mortgage Loan or Partnership Fixed Asset through joint ventures with an Affiliate except in accordance with Section 3 of this Agreement;

        14.4.5 cause the Partnership to invest in any Mortgage Loan or Partnership Fixed Asset with unaffiliated co-lenders except on the same terms and conditions (although not necessarily the same percentage interest) as such co-lenders;

        14.4.6 cause the Partnership to exchange Units for Mortgage Loans or Partnership Fixed Assets;

        14.4.7 do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

        14.4.8 confess a judgment against the Partnership in connection with any threatened or pending legal action;

        14.4.9 possess any Partnership asset or assign the rights of the Partnership in specific Partnership assets for other than a Partnership purpose;

        14.4.10  perform any act (other than an act required by this Agreement
or any act taken in good    faith reliance upon counsel's opinion) which
would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction;

        14.4.11 employ, or permit the employment of, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

        14.4.12 commingle the Partnership funds with those of any other Person except to the extent that funds are temporarily retained by property managers or mortgage servicers and except that funds of the Partnership and funds of other partnerships sponsored by the General Partner or its Affiliates may be held in an account or accounts established and maintained for the purpose of making computerized disbursements and/or short-term investments; provided, however, that Partnership funds are protected from claims of such other partnerships and/or their creditors;




                                     -46-
        14.4.13 operate the Partnership in such a manner as to have the Partnership classified as an "investment company" for purposes of the Investment Company Act of 1940;

        14.4.14 except as specifically provided for in this Agreement, cause the Partnership to invest in or underwrite the securities of other issuers for any purposes;

        14.4.15 cause the Partnership to invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title;

        14.4.16 grant the General Partner or any Affiliate an exclusive right to sell or exclusive employment to sell the Partnership's investments for the Partnership;

        14.4.17 cause the Partnership to make any Mortgage Loan to Affiliates or buy, sell or lease any Partnership Fixed Asset to or from Affiliates or renegotiate, dispose of or enter into, cause or permit the occurrence of any subsequent material transaction with respect to any Mortgage Loan or Partnership Fixed Asset to any Affiliate or make any other loan to the General Partner or its Affiliates, except as permitted by, and in accordance with, the terms set forth in Article 3 hereof;

       14.4.18 cause the Partnership to invest in Mortgage Loans unless it first obtains a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of title;

       14.4.19 cause the Partnership to invest in or make Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property including the Principal amount of the Partnership's Mortgage Loan, would exceed an amount equal to 80% of the Appraised Value of the property at the time the Mortgage Loan is made, as determined in an MAI Appraisal unless substantial justification exists because of the presence of other underwriting criteria; provided that the Partnership may loan additional funds to a borrower if the Principal outstanding plus such outstanding indebtedness and additional advances do not exceed 80% of the Appraised Value of the underlying property at the time the Mortgage Loan is made or at the time of any new appraisal (for purposes of this section 14.4.19, the "aggregate amount of all mortgage loans outstanding on the property including the Principal amount of the Partnership's Mortgage Loan," shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property - e.g. Additional Interest), the current payment of which may be deferred pursuant to the terms of such loans to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan);

       14.4.20 except as provided in Article 16, admit a person as a General Partner except with the consent of the Limited Partners as provided for in this Agreement;

        14.4.21 except as permitted by Article 3, receive any insurance brokerage fee or write any insurance policy covering any of the properties underlying the Mortgage Loans;

       14.4.22 cause the Partnership to acquire limited partnership interests in any other limited partnership;

                                     -47-
       14.4.23 incur aggregate borrowing of the Partnership with respect to Partnership Fixed Assets in excess of 80% of the aggregate value as determined by the lender as of the date of financing as to all such properties which are financed; or

       14.4.24 cause the Partnership to incur that portion of liability insurance which insures the Indemnified Persons for any liability from which such Indemnified Persons are prohibited from being indemnified pursuant to
Article 20 of this Agreement.

     14.5 No Personal Liability. The General Partner shall have no personal liability for the repayment of the Original Contributions of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Section 5.3.

     14.6 Notice of Limitation on Liability. The General Partner shall use its best efforts, in the conduct of the Partnership's business, to put all suppliers and other Persons with whom the Partnership does business on notice that the Limited Partners are not liable for Partnership obligations and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the Partnership Act; but the General Partner shall not be liable to the Limited Partners for any failure to give such notice to such suppliers or other Persons.

     14.7 Accounting Matters. The General Partner shall make all decisions as to accounting matters in connection with the accounting methods adopted by the Partnership in accordance with generally accepted accounting principles and procedures applied on a consistent basis and shall make all decisions with respect to tax accounting matters in accordance with tax accounting principles. The General Partner may rely on the Partnership's independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

     14.8 Tax Matters Partner. The General Partner is designated the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audit without the consent of the Limited Partners.

     14.9 Funds and Assets. The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     14.10 Preservation of Tax Status. The General Partner shall use its best efforts to take such actions as are necessary to preserve the Partnership's status as a partnership or other pass-through entity for tax purposes in light of any amendment to the Code or administrative or judicial interpretations thereof.




                                     -48-
15. RIGHTS AND POWERS OF THE LIMITED PARTNERS

     15.1 Control. Limited Partners shall take no part in any manner in the control, conduct or operation of the Partnership and shall have no right or authority to act for or bind the Partnership.

     15.2 Voting Rights. Limited Partners shall have the right, by Majority Vote, to vote only upon the following matters affecting the basic structure of the Partnership:

        15.2.1 removal of a General Partner and election of a successor General Partner in place thereof;

        15.2.2 subject to and in accordance with the provisions of Article 16 and Section 18.1.1, election of a successor General Partner and continuation of the business of the Partnership;

       15.2.3 termination and dissolution of the Partnership pursuant to
Article 18;

       15.2.4 amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 14.2.18, 14.2.19 or 14.2.20;

        15.2.5 sale of all or Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding-up of the business of the Partnership upon its termination and dissolution in the ordinary course of business, or merger of the Partnership with and into another entity where the Partnership does not survive the merger;

       15.2.6 a material change in the Partnership's purposes set forth in
Article 3 above;

       15.2.7 voluntary assignment of the General Partner's interest in the Partnership, except as otherwise provided in Section 16.5; and

       15.2.8 extension of the term of the Partnership.

     15.3 Meetings; Notices. The General Partner may at any time call a meeting of the Limited Partners or for a vote, without a meeting, of the Limited Partners on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of written request therefor of Limited Partners holding 10% or more of the Units held by all Limited Partners as of the date of receipt of such written request ("notice date"). Within 10 days of such notice date, the General Partner shall notify all Limited Partners of record as of the notice date as to the time and place of the Partnership meeting, if called, or if no such meeting has been called, the date upon which the votes will be counted, and shall deliver a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. The date of any Partnership meeting or the date upon which such votes, without a meeting, will be counted shall be not less than ten nor more than sixty days following mailing of the notice thereof by the General Partner. All expenses of the voting and such notification shall be borne by the Partnership. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give any notice of

                                     -49-
the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority in interest of the Limited Partners present may adjourn the meeting from time to time without further notice until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notice.

     15.4 Voting Procedures. A Limited Partner shall be entitled to cast one vote for each Unit that such Limited Partner owns: (a) at a meeting, in person, by written proxy or by a signed writing directing the manner in which such Limited Partner desires that his, her or its vote be cast, which writing must be received by the General Partner prior to such meeting; or (b) without a meeting by a signed writing directing the manner in which such Limited Partner desires that his, her or its vote be cast, which writing must be received by the General Partner prior to the date upon which the votes of Limited Partners of record on the notice date, whether at a meeting or otherwise, shall be counted. No General Partner shall be entitled to vote unless and to the extent it owns Units. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners. At each meeting of Limited Partners, the General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partner shall deem appropriate. In connection with each meeting or vote without a meeting of the Limited Partners, the Partnership shall provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at the meeting or by vote without a meeting. For purposes of obtaining a written vote under this Agreement, the General Partner may require a written response within a specified time, but not less than ten days nor more than 45 days.

     15.5 Limitations. No Limited Partner shall have the right or power to: (a) withdraw or reduce his contribution to the capital of the Partnership except as a result of the dissolution of the Partnership; (b) bring an action for partition against the Partnership; (c) cause the termination and dissolution of the Partnership by court decree or otherwise, except as set forth in this Agreement or as provided by law; or (d) demand or receive property other than cash in return for such Limited Partner's contribution. No Limited Partner shall have priority over any other Limited Partner either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Partnership or as otherwise provided by this Agreement, there has been no time agreed upon when the contribution of each Limited Partner may be returned.

16. REMOVAL, BANKRUPTCY OR DISSOLUTION OF THE GENERAL PARTNER AND TRANSFER OF THE GENERAL PARTNER'S INTEREST.

     16.1 Removal by Limited Partners. The General Partner may be removed from the Partnership and a successor General Partner elected upon a Majority Vote of the Limited Partners. Written notice of the removal of the General

                                     -50-
Partner shall be served upon such General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective. Should the General Partner be removed from the Partnership, any portion of the fees or any other fee or reimbursable expense pursuant to Articles 3 or 9 payable under this Agreement which is then due but not yet paid, shall be paid by the Partnership to the General Partner or its Affiliates, as the case may be, in cash within 30 days of the date of removal as stated in the written notice of removal, unless such amount is included in the price for the General Partner's interest in the Partners as determined under Section 16.3 hereof.
      16.2 Purchase of General Partner Interest. Upon the removal, adjudication of bankruptcy, dissolution or other cessation to exist of the General Partner, its interest in the Net Income, Net Loss and Distributions of the Partnership shall be purchased by the Partnership for a price determined according to the provisions of Section 16.3, provided there is at least one remaining General Partner at such time (including a successor General Partner elected pursuant to this Section 16.2) and the business of the Partnership is continued. Until the dissolution of the Partnership, the General Partner shall not take any voluntary step to dissolve itself or to withdraw from the Partnership. The General Partner's entire interest in the Partnership shall not be assignable, except as provided in Section 16.5, without a Majority Vote of Limited Partners. Any entity to which the entire interest of the General Partner in the Partnership is assigned in compliance with this Section shall be substituted in its stead as a General Partner of the Partnership by the filing of appropriate amendments to the Partnership Agreement and to any separate Certificate of Limited Partnership.

     16.3 Sale Price. Upon the sale of its interest pursuant to Section 16.2, the General Partner (the "Terminated Partner") shall receive from the Partnership the fair market value of its interest in the Partnership, determined by agreement between the Terminated Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association in Reno, Nevada. The expenses of arbitration shall be borne equally by the Terminated Partner and the Partnership. For this purpose, the fair market value of the interest of the Terminated Partner shall be deemed to be the amount the Terminated Partner would receive upon dissolution and termination of the Partnership under Section
18.2 assuming such dissolution or termination occurred on the date of the dissolving event and assuming the assets of the Partnership were sold for their then fair market value without compulsion of the Partnership to sell such them. In the case of voluntary withdrawal, payment shall be made by a non-interest bearing unsecured promissory note with principal payable from Distributions, if any, which the Terminated Partner otherwise would have received had the Terminated Partner not withdrawn as a General Partner in the Partnership. In the case of involuntary withdrawal, removal, adjudication of bankruptcy or dissolution, payment shall be made by a promissory note bearing 9% simple interest per annum on the unpaid principal amount with principal and all unpaid accrued interest subject to mandatory prepayment from any Distribution which the Terminated Partner otherwise would have received and the remaining unpaid principal balance and unpaid accrued interest on such promissory note due and payable five years from the date of the occurrence of the applicable event specified in Section 18.1.

     16.4 Purchase by Successor General Partner. When a successor General Partner is elected under Section 16.2, such successor General Partner ("Acquiring Partner") shall purchase from the Partnership, within 60 days of

                                     -51-
its election, the interest which the Partnership purchased from the Terminated Partner. For such interest the Acquiring Partner shall pay the amount determined pursuant to Section 16.3 to be the fair market value of such interest. Payment shall be made by a promissory note bearing 9% simple interest per annum on the unpaid principal amount secured by assignment by the Acquiring Partner to the Partnership of the future Distributions by the Partnership to the Acquiring Partner, which principal amount together with accrued interest shall be payable at the times and in the amount equal to 75% of such Distributions until such time as the principal amount together with accrued interest is paid in full, but shall become due and payable in full by the Acquiring Partner at such time as the Partnership is wound up and liquidated.

     16.5 No Limitation on Merger or Reorganization of the General Partner. Nothing in this Agreement shall be deemed to prevent the assignment by the General Partner of its economic interest in the Partnership or the merger or reorganization of the General Partner into or with any other entity, or the transfer of all the membership interests of the General Partner and the assumption of the rights and duties of the General Partner, as the case may be, by, in the case of a merger, reorganization or consolidation, the surviving corporation or by operation of law.

17. CERTAIN TRANSACTIONS.

     The General Partner, any Limited Partner, any Affiliate, any shareholder, officer, director, manager, partner or employee thereof, or any person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, operation, management, brokerage and development of real property. Subject to their fiduciary duties to the Partnership, neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership and each of them shall have the right to make for its own account (individually or as trustee) or to recommend to others any such particular investment opportunity.

18. TERMINATION AND DISSOLUTION OF THE PARTNERSHIP.

     18.1 Terminating Events. The Partnership shall be terminated and dissolved upon the earliest to occur of the following:

        18.1.1 the withdrawal, removal, adjudication of bankruptcy, insolvency, dissolution or other cessation of existence as a legal entity of the General Partner unless, within 90 days of the date of such event, the Limited Partners by Majority Vote elect to continue the business of the Partnership, in a reconstituted form if necessary, and elect a successor General Partner effective as of the date of such event;

       18.1.2 a Majority Vote (which may, but need not be solicited by the General Partner) in favor of dissolution and termination of the Partnership;

       18.1.3 the expiration of the term of the Partnership;



                                     -52-
       18.1.4 the disposition of all of the assets held by the Partnership and receipt of final payment with respect to all investments, unless the Partnership is reconstituted by the General Partner within 90 days following the disposition of the final Partnership asset;

       18.1.5 the election by the General Partner, pursuant to Section 14.2.19, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) the transactions contemplated under this Agreement constitute "prohibited transactions" under ERISA and an exemption for such transactions could not be obtained from the United States Department of Labor or the General Partner determines not to seek such an exemption; or

        18.1.6 the entry of a decree of judicial dissolution by a court of competent jurisdiction.

     18.2 Liquidation and Distribution of Assets. Upon a dissolution and termination of the Partnership for any reason, the General Partner shall take full account of the Partnership's assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

       18.2.1 first, to the payment of creditors of the Partnership, including Partners but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and

       18.2.2 second, after allowance for the expenses of liquidation and the setting up of any reserves for contingencies which the General Partner considers necessary, to the Partners in accordance with the positive balances in their capital accounts after Net Income arising from a Disposition or sale or refinancing of a Partnership Fixed Asset and Net Loss has been allocated in accordance with Article 10 hereof.

       18.2.3 Notwithstanding anything to the contrary, the General Partner has the right to defer liquidation if, in the opinion of the General Partner, the sale of Partnership assets in liquidation would result in a material under realization on the Partnership's assets.

19.SPECIAL POWER OF ATTORNEY.

     19.1 Grant of Power of Attorney. By completing and signing the Partnership's subscription form or any transfer form, each Limited Partner grants to the General Partner a special power of attorney irrevocably making, constituting and appointing the General Partner, with full power of substitution, as the attorney-in-fact for such Limited Partner, with power and authority to act in such Limited Partner's name and on such Limited Partner's behalf to execute, acknowledge and swear to in the execution, acknowledgement and filing of documents, which shall include, by way of illustration but not of limitation, the following:

        19.1.1 this Agreement, any separate Certificate of Limited Partnership, as well as any amendment to or restatement of the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the General Partner deems to be advisable to file;

                                     -53-
        19.1.2 any other instrument or document which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; and

         19.1.3 any instrument or document which may be required to effect the continuation of the Partnership, the admission of any additional or substituted Limited Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reduction in amount of contributions of Partners.

      19.2 Character of Power of Attorney. The special power of attorney granted by each Limited Partner:

       19.2.1 is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Limited Partner, and is limited to those matters herein set forth;

       19.2.2 may be exercised by the General Partner acting alone for each Limited Partner by a facsimile signature of the General Partner or by one of its officers, or by listing all of the Limited Partners executing any instrument with a signature of the General Partner or one of its officers acting as its attorney-in-fact; and

       19.2.3 shall survive an assignment by a Limited Partner of all or any portion of such Limited Partner's Units except that, where the assignee of the Units owned by a Limited Partner has requested admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

20. INDEMNIFICATION

      20.1 Agreement to Indemnify. No Indemnified Person shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Indemnified Person if the Indemnified Person in good faith determined that such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute gross negligence, fraud or willful or wanton misconduct of the Indemnified Person. The Partnership, its receiver or its trustee shall, to the maximum extent permitted by law, indemnify, save harmless and pay all judgments and claims against each of the Indemnified Persons from any liability, loss or damage incurred by the Indemnified Person or by the Partnership by reason of any act performed or omitted to be performed by, any Indemnified Person, including costs and reasonable attorneys' fees and any amount expended in the settlement of any claim of liability, loss or damage; provided that (a) the General Partner must have determined, in good faith, that such course of conduct was in the best interests of the Partnership, and (b) such course of conduct did not constitute gross negligence, fraud or willful or wanton misconduct by the Indemnified Person and (c) any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners. All judgments against the Partnership and the Indemnified Persons, wherein the Indemnified Persons are entitled to indemnification, must first be satisfied from Partnership assets before the Indemnified Persons are responsible for such obligations. The Partnership shall not pay for any

                                      -54-
 insurance covering liability of the Indemnified Persons for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnified Persons as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership. Nothing contained herein shall constitute a waiver by any Limited Partner of any right which such Limited Partner may have against any party under federal or state securities laws.

     20.2 Limitations. Notwithstanding Section 20.1, the Indemnified Persons and any person acting as a broker dealer shall not be indemnified or saved harmless pursuant to Section 20.1 from any liability, loss or damage incurred by it in connection with (i) any claim or settlement involving allegations that federal or state securities laws were violated by the Indemnified Persons unless: (a) there has been a successful adjudication on the merits on each count involving alleged securities law violations and the court determines that indemnification of litigation costs should be made, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court determines that indemnification of litigation costs should be made or
(c) a court of competent jurisdiction approves a settlement of the claims and determines that indemnification of the settlement and related costs should be made, after having been advised as to the current position of the Securities and Exchange Commission and all applicable state securities authorities regarding indemnification for violations of securities law or (ii) any liability imposed by law, including liability for gross negligence, fraud or willful or wanton misconduct.

      20.3 Definition of Indemnified Persons. For purposes of this Article 20, the term "Indemnified Persons" shall include (a) the General Partner and (b) any person acting within the scope of the General Partner's authority who performs services on behalf of the Partnership and who or which (i) directly or indirectly controls, or is controlled by, or is under common control with the General Partner, (ii) owns or controls 10% or more of the outstanding voting securities of the General Partner, (iii) is an officer, director, manager, partner or trustee of the General Partner or (iv) is an entity in which a General Partner acts as an officer, director, manager, partner or trustee.

21. MISCELLANEOUS

     21.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

     21.2 Binding Provisions. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Partners.

     21.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.


                                     -55-
     21.4 Notice. All notices under this Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by mail, posted to the address maintained by the Partnership for such Person or at such other address as such Person may specify in writing.

     21.5 Headings. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

     21.6 Meanings. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; and the masculine gender shall include the feminine and neuter genders, and vice-versa.

     21.7 List of Partners. The names, addresses and contributions to capital of the Partners are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Partnership.

     21.8 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and that the Partnership Act as now adopted and as hereafter amended from time to time shall govern the limited partnership aspects of this Agreement.

     21.9 Other Jurisdictions. In the event the business of the Partnership is carried on or conducted in states in addition to the State of Delaware, then the parties agree that this Partnership shall qualify to do business under the laws of each state in which business is actually conducted by the Partnership, and they severally agree to execute such other and further documents as may be required or requested in order that the General Partner legally may qualify this Partnership to do business in such states. The power of attorney granted to the General Partner in Article 19 shall constitute the authority of the General Partner to perform the ministerial duty of qualifying the Partnership to do business under the laws of any state in which it is necessary to file documents or instruments of qualification. A Partnership office or principal place of business in any state may be designated from time to time by the General Partner.

     21.10 Power to Reconstitute. In the event that the State of Delaware amends the Partnership Act in any manner which precludes the Partnership, at any time, from obtaining an opinion of tax counsel to the effect that the Partnership will be treated as a pass-through entity for federal income tax purposes and not as an association taxable as a corporation, then the General Partner may, in its sole discretion, reconstitute the Partnership under the laws of another state.












                                     -56-

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Agreement of Limited Partnership as of the date first above written.

GENERAL PARTNER:                       LIMITED PARTNERS:
MAXUM LLC
                                   By:  Maxum LLC, as Attorney-In-Fact


By:_______________________         By:__________________________
Name: Ben Farahi                   Name:  Ben Farahi
Title: Manager                     Title: Manager

CONSENT FORM

     THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P. FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE CONSENT SOLICITATION ACCOMPANYING THIS CONSENT FORM.

     This Consent Form ("Consent Form") must be completed and returned by every limited partner who wishes to vote for or against the proposal (the
"Proposal") to adopt the Second Amended and Restated Agreement of Limited Partnership of Resources Accrued Mortgage Investors 2, L.P. (the
"Partnership"), as described in the Consent Solicitation Statement accompanying this Consent Form.

     This Consent Form must be returned to and received by:

                 American Stock Transfer & Trust Co.
                 59 Maiden Lane
                 New York, New York 10038

prior to 12:00 midnight, New York City time, on October 8, 2003, or such later date as may be designated to all limited partners (the "Expiration Date"). The Consent Form will be effective only when it is actually received by American Stock Transfer & Trust Co. A self-addressed return envelope has been provided for your convenience, and it is recommended that you use certified or registered mail, return receipt requested.

     All Consent Forms that are properly executed and returned to MacKenzie Partners, Inc. prior to the Expiration Date will be voted in accordance with the elections set forth therein. Any limited partner who abstains or fails to return a signed Consent Form will be deemed to have voted AGAINST the Proposal. Properly executed Consent Forms that are not marked as to the Proposal will be deemed to be voted FOR the Proposal.

     Before completing this Consent Form, you and your advisor, if any, should carefully review the Consent Solicitation Statement. The text of the proposed Second Amended and Restated Agreement of Limited Partnership of the Partnership is described in detail in the Consent Solicitation Statement.

     If you have any questions regarding the Proposal or if you would like assistance in completing this Consent Form, please contact MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500.

     Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, you may change your vote subsequent to the submission of a Consent Form, but prior to the Expiration Date. For a withdrawal or change of vote to be effective, you must execute and deliver, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked to MacKenzie Partners, Inc. at the address set forth above. Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid.
RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.

CONSENT

     The undersigned, with respect to each unit of limited partnership interest in Resources Accrued Mortgage Investors 2, L.P. (the "Partnership") held of record by the undersigned on August 29, 2003, hereby sets forth his, her or its vote in connection with the written consent solicited by the general partner of the Partnership as described in the Consent Solicitation Statement accompanying this Consent Form. You may vote for, against or abstain from voting on the Proposal by marking the appropriate box set forth in the item on the reverse side. In order to effect the Proposal, it must be approved by limited partners holding a majority of the outstanding units. Accordingly, abstentions on the Proposal will have the same effect as a vote AGAINST the Proposal.

     The General Partner recommends a vote FOR adoption of the Second Amended and Restated Agreement of Limited Partnership of the Partnership.

     PROPOSAL: Approval of the Second Amended and Restated Agreement of Limited Partnership of the Partnership:

     [_] FOR          [_] AGAINST       [_] ABSTAIN

     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated __________, 2003. If units are owned jointly, all joint owners must sign below.

Date: ____________________________________

Signature of Owner: ________________________

Print Name:______________________________

Signature of Joint Owner: ___________________

Print Name:_______________________________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ABOVE LABEL REPRESENTING YOUR PARTNERSHIP INTEREST(S). WHEN SUCH INTEREST(S) ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE HAVE SIGNED IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY, PLEASE HAVE SIGNED IN THE ENTITY'S NAME BY AN AUTHORIZED PERSON.